UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

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☐	Soliciting Material under § 240.14a-12
Fitbit, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)
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April 12, 2018
To Our Stockholders:
You are cordially invited to attend the 2018 Annual Meeting of Stockholders, or Annual Meeting, of Fitbit, Inc., which will be held virtually on Thursday, May 24, 2018, at 11:00 a.m. (Pacific Time). The Annual Meeting can be accessed by visiting www.virtualshareholdermeeting.com/FIT2018, where you will be able to listen to the meeting live, submit questions, and vote online. We believe that a virtual stockholder meeting provides greater access to those who may want to attend and therefore have chosen this over an in person meeting.
The matters expected to be acted upon at the Annual Meeting are described in detail in the accompanying Notice of Annual Meeting of Stockholders and proxy statement.
Your vote is important. Whether or not you plan to attend the meeting, please cast your vote as soon as possible by Internet or telephone, or by completing and returning the enclosed proxy card in the postage-prepaid envelope to ensure that your shares will be represented. Your vote by written proxy will ensure your representation at the Annual Meeting regardless of whether you attend the virtual meeting or not. Returning the proxy does not deprive you of your right to attend the meeting and to vote your shares at the virtual meeting.
We look forward to your attendance at our Annual Meeting.
Sincerely,
James Park
President, Chief Executive Officer, and Chairman

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR
THE STOCKHOLDER MEETING TO BE HELD ON MAY 24, 2018:
THIS PROXY STATEMENT AND THE ANNUAL REPORT ARE AVAILABLE AT
www.proxyvote.com

FITBIT, INC.
199 Fremont Street, 14th Floor
San Francisco, California 94105

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Our Stockholders:
NOTICE IS HEREBY GIVEN that the 2018 Annual Meeting of Stockholders, or Annual Meeting, of Fitbit, Inc. will be held virtually on Thursday, May 24, 2018, at 11:00 a.m. (Pacific Time). The Annual Meeting can be accessed by visiting www.virtualshareholdermeeting.com/FIT2018, where you will be able to listen to the meeting live, submit questions, and vote online.
We are holding the meeting for the following purposes, which are more fully described in the accompanying proxy statement:
1.     To elect eight directors, all of whom are currently serving on our board of directors, each to serve until the next annual meeting of stockholders and until his or her successor has been elected and qualified, or until his or her earlier death, resignation, or removal.
James Park
Eric N. Friedman
Laura Alber
Matthew Bromberg
Glenda Flanagan
Bradley Fluegel
Steven Murray
Christopher Paisley
2.    To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018.
In addition, stockholders may be asked to consider and vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.
Only stockholders of record at the close of business on March 27, 2018 are entitled to notice of, and to vote at, the Annual Meeting and any adjournments thereof.
Your vote as a Fitbit stockholder is very important. Each share of Class A common stock that you own represents one vote and each share of Class B common stock that you own represents ten votes. For questions regarding your stock ownership, you may contact us through our website at https://investor.fitbit.com or, if you are a registered holder, our transfer agent, Computershare Trust Company, N.A., by calling (877) 373-6374 (toll-free) or (781) 575-3100, by writing to P.O. BOX 30170 College Station, TX 77842 (by regular mail) or 211 Quality Circle Suite 210 College Station, TX 77845 (by overnight delivery) or by visiting their website at www.computershare.com/investor.

By Order of the Board of Directors,

James Park
President, Chief Executive Officer, and Chairman
San Francisco, California
April 12, 2018

YOUR VOTE IS IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, WE ENCOURAGE YOU TO VOTE AND SUBMIT YOUR PROXY BY INTERNET, TELEPHONE, OR BY MAIL. FOR ADDITIONAL INSTRUCTIONS ON VOTING BY TELEPHONE OR THE INTERNET, PLEASE REFER TO YOUR PROXY CARD. TO VOTE AND SUBMIT YOUR PROXY BY MAIL, PLEASE COMPLETE, SIGN, AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE VIA THE VIRTUAL MEETING WEBSITE. IF YOU HOLD YOUR SHARES THROUGH AN ACCOUNT WITH A BROKERAGE FIRM, BANK, OR OTHER NOMINEE, PLEASE FOLLOW THE INSTRUCTIONS YOU RECEIVE FROM YOUR ACCOUNT MANAGER TO VOTE YOUR SHARES.

FITBIT, INC.
PROXY STATEMENT FOR 2018 ANNUAL MEETING OF STOCKHOLDERS

Table of Contents

April 12, 2018

FITBIT, INC.
199 Fremont Street, 14th Floor
San Francisco, California 94105

PROXY STATEMENT FOR THE 2018 ANNUAL MEETING OF STOCKHOLDERS

INFORMATION ABOUT SOLICITATION AND VOTING
The accompanying proxy is solicited on behalf of the board of directors of Fitbit, Inc. for use at our 2018 Annual Meeting of Stockholders, or Annual Meeting, to be held virtually on May 24, 2018, at 11:00 a.m. (Pacific Time), and any adjournment or postponement thereof. The Annual Meeting can be accessed by visiting www.virtualshareholdermeeting.com/FIT2018, where you will be able to listen to the meeting live, submit questions, and vote online. The Notice of Internet Availability of Proxy Materials and this proxy statement for the Annual Meeting, or Proxy Statement, and the accompanying form of proxy were first distributed and made available on the Internet to stockholders on or about April 12, 2018. An annual report on Form 10-K for the fiscal year ended December 31, 2017 is available with this Proxy Statement by following the instructions in the Notice of Internet Availability of Proxy Materials.

INTERNET AVAILABILITY OF PROXY MATERIALS
In accordance with U.S. Securities and Exchange Commission, or SEC, rules, we are using the Internet as our primary means of furnishing proxy materials to stockholders. Consequently, most stockholders will not receive paper copies of our proxy materials. We will instead send these stockholders a Notice of Internet Availability of Proxy Materials with instructions for accessing the proxy materials, including our Proxy Statement and annual report, and voting via the Internet. The Notice of Internet Availability of Proxy Materials also provides information on how stockholders may obtain paper copies of our proxy materials if they so choose. We believe this rule makes the proxy distribution process more efficient, less costly, and helps in conserving natural resources.

GENERAL INFORMATION ABOUT THE ANNUAL MEETING
Purpose of the Annual Meeting
At the Annual Meeting, stockholders will act upon the proposals described in this Proxy Statement.
Record Date; Quorum
Only holders of record of our Class A common stock and Class B common stock at the close of business on March 27, 2018, or the Record Date, will be entitled to vote at the Annual Meeting. At the close of business on the Record Date, we had 209,637,441shares of Class A common stock and 31,288,325 shares of Class B common stock outstanding and entitled to vote.
The holders of a majority of the voting power of the shares of our Class A common stock and Class B common stock (voting together as a single class) entitled to vote at the Annual Meeting as of the Record Date must be present at the Annual Meeting in order to hold the Annual Meeting and conduct business. This presence is called a quorum. Your shares are counted as present at the Annual Meeting if you are present and vote online at the Annual Meeting or if you have properly submitted a proxy.
Voting Rights; Required Vote
In deciding all matters at the Annual Meeting, as of the close of business on the Record Date, each share of Class A common stock that you own represents one vote and each share of Class B common stock that you own represents ten votes. We do not have cumulative voting rights for the election of directors. You may vote all shares owned by you as of the Record Date, including (i) shares held directly in your name as the stockholder of record and (ii) shares held for you as the beneficial owner in street name through a broker, bank, trustee, or other nominee.

Stockholder of Record: Shares Registered in Your Name. If, on the Record Date, your shares were registered directly in your name with our transfer agent, Computershare Trust Company, N.A., then you are considered the stockholder of record with respect to those shares. As a stockholder of record, you may vote at the Annual Meeting or vote by telephone, by Internet, or by filling out and returning the proxy card.
Beneficial Owner: Shares Registered in the Name of a Broker or Nominee. If, on the Record Date, your shares were held in an account with a brokerage firm, bank, or other nominee, then you are the beneficial owner of the shares held in street name. As a beneficial owner, you have the right to direct your nominee on how to vote the shares held in your account, and your nominee has enclosed or provided voting instructions for you to use in directing it on how to vote your shares. However, the organization that holds your shares is considered the stockholder of record for purposes of voting at the Annual Meeting. Because you are not the stockholder of record, you may not vote your shares at the Annual Meeting unless you request and obtain a valid proxy from the organization that holds your shares giving you the right to vote the shares at the Annual Meeting.
Each director will be elected by a plurality of the votes cast, which means that the eight individuals nominated for election to the board of directors at the Annual Meeting receiving the highest number of “FOR” votes will be elected. You may either vote “FOR” one or any of the nominees or “WITHHOLD” your vote with respect to one or any of the nominees. With respect to the ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018, approval will be obtained if the number of votes cast “FOR” the proposal at the Annual Meeting exceeds the number of votes cast “AGAINST” the proposal. If you elect to abstain from voting on these proposals, the abstention will not have any effect on the vote.
Broker non-votes occur when shares held by a broker for a beneficial owner are not voted either because (i) the broker did not receive voting instructions from the beneficial owner, or (ii) the broker lacked discretionary authority to vote the shares. Abstentions occur when shares present at the Annual Meeting are marked “abstain.” A broker is entitled to vote shares held for a beneficial owner on “routine” matters without instructions from the beneficial owner of those shares. Absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on “non-routine” matters. At our Annual Meeting, only the ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018, is considered a routine matter. The other proposal presented at the Annual Meeting is a non-routine matter. Broker non-votes and abstentions are counted for purposes of determining whether a quorum is present, but have no effect on the outcome of the matters voted upon. Accordingly, we encourage you to provide voting instructions to your broker, whether or not you plan to attend the Annual Meeting.
Recommendations of the Board of Directors on Each of the Proposals Scheduled to be Voted on at the Annual Meeting
The board of directors recommends that you vote “FOR” (i) each of the directors named in this Proxy Statement, or Proposal 1, and (ii) the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018, or Proposal 2.
Voting Instructions; Voting of Proxies
If you are a stockholder of record, you may:

•
vote via the virtual meeting website—any stockholder can attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/FIT2018, where stockholders may vote and submit questions during the meeting. The meeting starts at 11:00 a.m. (Pacific Time). Please have your 16-Digit Control Number to join the Annual Meeting. Instructions on how to attend and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at www.proxyvote.com;

•	vote via telephone or Internet—in order to do so, please follow the instructions shown on your proxy card; or

•	vote by mail—complete, sign, and date the proxy card enclosed herewith and return it before the Annual Meeting in the envelope provided.
Votes submitted by telephone or Internet must be received by 11:59 pm Eastern Time on May 23, 2018. Submitting your proxy, whether via the Internet, by telephone, or by mail, will not affect your right to vote in person should you decide to attend the Annual Meeting. If you are not the stockholder of record, please refer to the voting instructions provided by your nominee to direct your nominee on how to vote your shares. You may either vote “FOR” all of the nominees to the board of directors, or you may withhold your vote from all nominees or any nominee you specify. For Proposal 2, you may vote “FOR” or “AGAINST” or “ABSTAIN” from voting. Your vote is important. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure that your vote is counted.
All proxies will be voted in accordance with the instructions specified on the proxy card. If you sign a physical proxy card and return it without instructions as to how your shares should be voted on a particular proposal at the Annual Meeting, your shares will be voted in accordance with the recommendations of our board of directors stated above.
If you do not vote and you hold your shares in street name, and your broker does not have discretionary power to vote your shares, your shares may constitute “broker non-votes” (as described above) and will not be counted in determining the number of shares necessary for approval of the proposals. However, shares that constitute broker non-votes will be counted for the purpose of establishing a quorum for the Annual Meeting.
If you receive more than one proxy card, this is because your shares are registered in more than one name or are registered in different accounts. To make certain all of your shares are voted, please follow the instructions included on each proxy card and vote each proxy card by telephone or the Internet. If voting by mail, please complete, sign, and return each proxy card to ensure that all of your shares are voted.
Expenses of Soliciting Proxies
We will pay the expenses of soliciting proxies. Following the original mailing of the soliciting materials, we and our agents, including directors, officers, and other employees, without additional compensation, may solicit proxies by mail, electronic mail, telephone, facsimile, by other similar means, or in person. Following the original mailing of the soliciting materials, we will request brokers, custodians, nominees, and other record holders to forward copies of the soliciting materials to persons for whom they hold shares and to request authority for the exercise of proxies. In such cases, we, upon the request of the record holders, will reimburse such holders for their reasonable expenses. If you choose to access the proxy materials through the Internet, you are responsible for any Internet access charges you may incur.
Revocability of Proxies
A stockholder who has given a proxy may revoke it at any time before it is exercised at the Annual Meeting by:

•	delivering to our Corporate Secretary (by any means) a written notice stating that the proxy is revoked;

•	signing and delivering a proxy bearing a later date;

•	voting again by telephone or Internet; or

•	attending and voting at the Annual Meeting (although attendance at the Annual Meeting will not, by itself, revoke a proxy).
Please note, however, that if your shares are held of record by a broker, bank, or other nominee and you wish to revoke a proxy, you must contact that firm to revoke any prior voting instructions.
Voting Results
Voting results will be tabulated and certified by the inspector of elections appointed for the Annual Meeting. The preliminary voting results will be announced at the Annual Meeting. The final results will be tallied by the inspector of elections and filed with the SEC in a current report on Form 8-K within four business days of the Annual Meeting.

BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD,
CORPORATE GOVERNANCE STANDARDS, AND DIRECTOR INDEPENDENCE
We are strongly committed to good corporate governance practices. These practices provide an important framework within which our board of directors and management can pursue our strategic objectives for the benefit of our stockholders.

Corporate Governance Guidelines
Our board of directors has adopted corporate governance guidelines, or Corporate Governance Guidelines, that set forth the role of our board of directors, director independence standards, board structure and functions, director selection considerations, and other policies for the governance of the company. Our Corporate Governance Guidelines are available in the Investor Relations section of our website, which is located at https://investor.fitbit.com by clicking on “Governance.” Our nominating and governance committee reviews the Corporate Governance Guidelines periodically and recommends changes to our board of directors as warranted.
Board Leadership Structure
Our Corporate Governance Guidelines provide that our board of directors may choose its chairperson in any way that it considers in the best interests of our company. Our nominating and governance committee periodically considers the leadership structure of our board of directors and makes such recommendations to our board of directors with respect thereto as our nominating and governance committee deems appropriate. Our Corporate Governance Guidelines also provide that, when the positions of chairperson and chief executive officer are held by the same person, the independent directors will designate a “lead independent director.” In cases in which the chairperson and chief executive officer are the same person, the responsibilities of the lead independent director include: presiding over executive sessions of independent directors; serving as a liaison between the chief executive officer and the independent directors; being available, under appropriate circumstances, for consultation and direct communication with stockholders; and performing such other functions and responsibilities as requested by our board of directors from time to time.
Currently, our board of directors believes that it is in the best interest of our company and our stockholders for our President and Chief Executive Officer, Mr. Park, to serve as both President and Chief Executive Officer and Chairman given his knowledge of our company and industry and strategic vision. Because Mr. Park serves in both these roles, our board of directors appointed Jonathan D. Callaghan to serve as our lead independent director in 2017. Mr. Callaghan will serve as lead independent director through the date of the Annual Meeting, where he will not be standing for re-election. Our board of directors has appointed Steven Murray to serve as our lead independent director following our Annual Meeting. As lead independent director, Mr. Callaghan, among the other responsibilities noted above, presides over regularly scheduled meetings at which only our independent directors are present, serves as a liaison between Mr. Park and the independent directors, and performs such additional duties as our board of directors may otherwise determine and delegate. Mr. Murray will assume these duties as lead independent director after the Annual Meeting. Our board of directors believes that its independence and oversight of management is maintained effectively through this leadership structure, the composition of our board of directors, and sound corporate governance policies and practices.
Our Board of Directors’ Role in Risk Oversight
Our board of directors is primarily responsible for overseeing our risk management processes. Our board of directors, as a whole, determines our appropriate level of risk, assesses the specific risks that we face, and reviews management’s strategies for adequately mitigating and managing the identified risks. Although our board of directors administers this risk management oversight function, the committees of our board of directors support our board of directors in discharging its oversight duties and address risks inherent in their respective areas. The audit committee reviews our major financial risk exposures and the steps management has taken to monitor and control such exposures, including our procedures and related policies with respect to risk assessment and risk management. Our audit committee also reviews matters relating to compliance, cybersecurity, data privacy and security and reports to our board of directors regarding such matters. The compensation committee reviews risks and exposures associated with compensation plans and programs. We believe this division of responsibilities is an effective approach for addressing the risks we face and that our board leadership structure supports this approach.
Director Independence
The listing rules of the New York Stock Exchange generally require that a majority of the members of a listed company’s board of directors be independent. In addition, the listing rules generally require that, subject to specified exceptions, each member of a listed company’s audit, compensation, and nominating and governance committees be independent.
In addition, audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended, or Exchange Act. In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee: accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries; or be an affiliated person of the listed company or any of its subsidiaries.
Our board of directors conducts an annual review of the independence of our directors. In its most recent review, our board of directors determined that Messrs. Bromberg, Callaghan, Fluegel, Murray, and Paisley, and Mses. Alber and Flanagan, representing seven of our nine directors, are “independent directors” as defined under the applicable rules, regulations, and listing standards of the New York Stock Exchange and the applicable rules and regulations promulgated by the SEC. Our board of directors has also determined that all members of our audit committee, compensation committee, and nominating and governance committee are independent and satisfy the relevant SEC and New York Stock Exchange independence requirements for such committees.
Board Committees
Our board of directors has established an audit committee, a compensation committee, and a nominating and governance committee. The composition and responsibilities of each committee are described below. Each of these committees has a written charter approved by our board of directors. Copies of the charters for the audit committee, compensation committee, and nominating and governance committee are available on the Investor Relations section of our website, https://investor.fitbit.com. Members serve on these committees until their resignations or until otherwise determined by our board of directors.
Audit Committee
Our audit committee is comprised of Mr. Paisley, who is the chair of the audit committee, Ms. Flanagan, and Mr. Murray. Each member of our audit committee is independent under the current New York Stock Exchange and SEC rules and regulations. Each member of our audit committee is financially literate as required by current New York Stock Exchange listing standards. Our board of directors has also determined that simultaneous service by Mr. Paisley on the audit committees of more than three public companies does not impair his ability to serve on our audit committee. In addition, our board of directors has determined that each of Mr. Paisley and Ms. Flanagan is an audit committee financial expert within the meaning of Item 407(d) of Regulation S-K promulgated under the Securities Act of 1933, as amended, or Securities Act. As more fully described in its charter, our audit committee is directly responsible for, among other things:

•	selecting a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;

•	helping to ensure the independence and performance of the independent registered public accounting firm;

•
discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent accountants, our interim and year-end operating results;

•	reviewing our policies on risk assessment and risk management, including risks related to cybersecurity;

•
obtaining and reviewing a report by the independent registered public accounting firm at least annually, that describes our internal quality-control procedures, any material issues with such procedures, and any steps taken to deal with such issues;

•	approving (or, as permitted, pre-approving) all audit and all permissible non-audit services to be performed by the independent registered public accounting firm; and

•	reviewing related-party transactions and proposed waivers.
Compensation Committee
Our compensation committee is comprised of Mr. Callaghan, who is the chair of the compensation committee (until the date of the Annual Meeting), Ms. Alber, Mr. Bromberg, Mr. Fluegel and Mr. Paisley. The composition of our compensation committee meets the requirements for independence under current New York Stock Exchange and SEC rules and regulations. Each member of this committee is also a non-employee director, as defined pursuant to Rule 16b-3 promulgated under the Exchange Act. The purpose of our compensation committee is to discharge the responsibilities of our board of directors relating to compensation of our executive officers. As more fully described in its charter, our compensation committee is responsible for, among other things:

•	determining and approving, or making recommendations to our board of directors regarding, the compensation of our executive officers;

•	recommending to our board of directors the compensation of our non-employee directors;

•	administering our stock and equity incentive plans;

•	reviewing and approving, or making recommendations to our board of directors regarding, cash-based and equity-based incentive compensation plans; and

•	reviewing our overall compensation strategy.
Nominating and Governance Committee
The nominating and governance committee is comprised of Mr. Murray, who is the chair of the nominating and governance committee, and Mr. Callaghan (until the date of the Annual Meeting) and Mr. Fluegel. The composition of our nominating and governance committee meets the requirements for independence under current New York Stock Exchange and SEC rules and regulations. As more fully described in its charter, our nominating and governance committee is responsible for, among other things:

•	identifying and recommending candidates for membership on our board of directors;

•	overseeing the process of evaluating the performance of our board of directors and each committee of the board of directors;

•	considering and making recommendations to our board of directors regarding the composition of our board of directors and its committees;

•	developing and making recommendations to our board of directors regarding corporate governance guidelines and policies; and

•	advising our board of directors on corporate governance matters.
Compensation Committee Interlocks and Insider Participation
During 2017, our compensation committee consisted of Ms. Alber, Mr. Callaghan, and Mr. Paisley. None of them has at any time been one of our officers or employees. Moreover, none of our executive officers currently serves, or in the past has served, as a member of the board of directors or compensation committee (or other board committee performing equivalent functions) of any entity that has one or more of its executive officers who served on our board of directors or our compensation committee in 2017.
Codes of Conduct and Ethics
Our board of directors has adopted codes of conduct and ethics that apply to all of our employees, officers, and directors. The full text of our codes of conduct and ethics are available in the Investor Relations section of our website, which is located at https://investor.fitbit.com by clicking on “Governance.” We intend to disclose future amendments to certain provisions of our codes of conduct and ethics, or waivers of these provisions, on our website or in filings under the Exchange Act.
Board and Committee Meetings and Attendance
Our board of directors and its committees meet throughout the year on a set schedule, and also hold special meetings and act by written consent from time to time. During 2017, our board of directors met six times and acted by unanimous written consent four times, the audit committee met eleven times and did not act by unanimous written consent, the compensation committee met eleven times and acted by unanimous written consent three times, and the nominating and governance committee met three times and did not act by unanimous written consent. None of the directors attended fewer than 95% of the aggregate of the total number of meetings held by our board of directors and by all committees of our board of directors on which such director served (during the period that such director served on our board of directors and any committee).
Board Attendance at Annual Stockholders’ Meeting
Our policy is to invite and encourage each member of our board of directors to be present at our annual meetings of stockholders. Six of our then current serving directors were present at our 2017 annual meeting of stockholders.

Presiding Director of Non-Employee Director Meetings
The non-employee directors meet in regularly scheduled executive sessions without management to promote open and honest discussion. Our lead independent director, Mr. Callaghan, is the presiding director at these meetings. Mr. Callaghan will not stand for re-election at the Annual Meeting. Following the Annual Meeting, Mr. Murray will be our lead independent director.
Communication with Directors
Stockholders and interested parties who wish to communicate with our board of directors, non-management members of our board of directors as a group, a committee of our board of directors, or a specific member of our board of directors (including our Chairman or lead independent director) may do so by letters addressed to the attention of our General Counsel.
All communications are reviewed by our General Counsel and provided to the members of our board of directors consistent with a screening policy providing that unsolicited items, sales materials, abusive, threatening, or otherwise inappropriate materials, and other routine items and items unrelated to the duties and responsibilities of our board of directors not be relayed on to directors. Any communication that is not relayed is recorded and made available to our board of directors.
The address for these communications is:
Fitbit, Inc.
c/o General Counsel
199 Fremont Street, 14th Floor
San Francisco, California 94105

NOMINATIONS PROCESS AND DIRECTOR QUALIFICATIONS
Nomination to the Board of Directors
Candidates for nomination to our board of directors are selected by our board of directors based on the recommendation of the nominating and governance committee in accordance with the committee’s charter, our restated certificate of incorporation, restated bylaws, our Corporate Governance Guidelines, and the criteria adopted by our board of directors regarding director candidate qualifications. In recommending candidates for nomination, the nominating and governance committee considers candidates recommended by directors, officers, employees, stockholders, and others, using the same criteria to evaluate all candidates. Evaluations of candidates generally involve a review of background materials, internal discussions, and interviews with selected candidates, as appropriate and, in addition, the committee may engage consultants or third-party search firms to assist in identifying and evaluating potential nominees.
Additional information regarding the process for properly submitting stockholder nominations for candidates for membership on our board of directors is set forth below under “Stockholder Proposals to Be Presented at Next Annual Meeting.”
Director Qualifications
With the goal of developing a diverse, experienced, and highly qualified board of directors, the nominating and governance committee is responsible for developing and recommending to our board of directors the desired qualifications, expertise, and characteristics of members of our board of directors, including qualifications that the committee believes must be met by a committee-recommended nominee for membership on our board of directors and specific qualities or skills that the committee believes are necessary for one or more of the members of our board of directors to possess.
Since the identification, evaluation, and selection of qualified directors is a complex and subjective process that requires consideration of many intangible factors, and will be significantly influenced by the particular needs of our board of directors from time to time, our board of directors has not adopted a specific set of minimum qualifications, qualities, or skills that are necessary for a nominee to possess, other than those that are necessary to meet U.S. legal, regulatory, and New York Stock Exchange listing requirements and the provisions of our restated certificate of incorporation, restated bylaws, Corporate Governance Guidelines, and charters of the board committees. In addition, neither our board of directors nor our nominating and governance committee has a formal policy with regard to the consideration of diversity in identifying nominees. When considering nominees, our nominating and governance committee may take into consideration many factors including, among other things, a candidate’s independence, integrity, diversity, skills, financial and other expertise, breadth of experience, knowledge about our business or industry, and ability to devote adequate time and effort to the responsibilities of our board of directors in the context of its existing composition. Through the nomination process, the nominating and governance committee seeks to promote board membership that reflects a diversity of business experience, expertise, viewpoints, personal backgrounds, and other characteristics that are expected to contribute to our board of directors’ overall effectiveness. The brief biographical description of each director set forth in Proposal 1 below includes the primary individual experience, qualifications, attributes, and skills of each of our directors that led to the conclusion that each director should serve as a member of our board of directors at this time.

PROPOSAL NO. 1

ELECTION OF DIRECTORS
Our board of directors currently consists of nine directors. Each of our directors, excluding Mr. Callaghan, will stand for election at the Annual Meeting and shall serve for a one-year term expiring at our 2019 annual meeting of stockholders and until such director’s successor is duly elected and qualified or until such director’s earlier death, resignation, or removal.
Shares represented by proxies will be voted “FOR” the election of each of the eight nominees named below, unless the proxy is marked to withhold authority to so vote. If any nominee for any reason is unable to serve or for good cause will not serve, the proxies may be voted for such substitute nominee as the proxy holder might determine. Each nominee has consented to being named in this Proxy Statement and to serve if elected.

Information Regarding the Board of Directors and Nominees to the Board of Directors
The names of the members of our current board of director and nominees, and their ages and occupations as of March 1, 2018, are provided in the table below. Additional biographical descriptions of each nominee are set forth in the text below the table.

Name of Director/Nominee	Age	Position
James Park	41	President, Chief Executive Officer, and Chairman
Eric N. Friedman	40	Chief Technology Officer and Director
Laura Alber(1)	49	Director
Matthew Bromberg(1)	51	Director
Jonathan D. Callaghan(1)(2)†*	49	Director
Glenda Flanagan(3)	64	Director
Bradley M. Fluegel(1)(2)	56	Director
Steven Murray(2)(3)†	49	Director
Christopher Paisley(1)(3)	65	Director
__________________

(1)	Member of the compensation committee.

(2)	Member of the nominating and governance committee.

(3)	Member of the audit committee.

†
Lead independent director. Mr. Callaghan will serve as lead independent director through the date of the Annual Meeting. Mr. Murray has been appointed to serve as our lead independent director following the Annual Meeting.

*	Mr. Callaghan will not be standing for re-election at the Annual Meeting.
James Park is our co-founder and has served as a member of our board of directors since March 2007, as our Chairman since May 2015, and as our President and Chief Executive Officer since September 2007. Previously, Mr. Park served as a Director of Product Development at CNET Networks, Inc., an online media company. Prior to CNET Networks, Mr. Park served as the President and a co-founder of Wind-Up Labs, Inc., an online photo sharing company acquired by CNET Networks in April 2005. He was also Chief Technology Officer and a co-founder of Epesi Technologies, Inc., a software company. Mr. Park attended Harvard College where he studied computer science. Mr. Park was selected to serve as a member of our board of directors due to the perspective and experience he brings as our co-founder, President, and Chief Executive Officer.
Eric N. Friedman is our co-founder and has served as a member of our board of directors since March 2007 and as an executive officer since September 2007, including most recently as our Chief Technology Officer. Previously, Mr. Friedman served as an engineer manager at CNET Networks. Prior to CNET Networks, Mr. Friedman served as a co-founder of Wind-Up Labs, a founding engineer of Epesi Technologies, and a technical member of the Real-Time Collaboration Group at Microsoft Corporation. Mr. Friedman holds a B.S. and an M.S. in computer science from Yale University. Mr. Friedman was selected to serve as a member of our board of directors due to the perspective and experience he brings as our co-founder and Chief Technology Officer.
Laura Alber has served as a member of our board of directors since June 2016. Ms. Alber has served as the Chief Executive Officer of Williams-Sonoma, Inc., a retail company of kitchen and home products, since May 2010 and as President of Williams-Sonoma since July 2006. Ms. Alber joined Williams-Sonoma in 1995 as a Senior Buyer for Pottery Barn. Ms. Alber has held numerous brand management roles within the company, including the positions of President, Pottery Barn Brands; Executive Vice President, Pottery Barn Merchandising; and Senior Vice President, Pottery Barn Catalog and Pottery Barn Kids Retail. Prior to Williams-Sonoma, Ms. Alber worked at The Gap, Inc. and Contempo Casuals, and was a small business owner. Ms. Alber holds a B.A. in psychology from the University of Pennsylvania. Ms. Alber was selected to serve as a member of our board of directors due to her extensive retail industry, merchandising, and operational experience.
Matthew Bromberg has served as a member of our board of directors since March 2018. Mr. Bromberg has served as Chief Operating Officer of Zynga Inc., a social game developer, since August 2016. Prior to joining Zynga, Mr. Bromberg worked at Electronic Arts Inc., a video game company, where he served as Senior Vice President of Strategy and Operations of the mobile division from January 2015 to July 2016, Group General Manager of Bioware from September 2013 to December 2014 and General Manager of Bioware Austin from May 2012 to September 2013. Prior to joining Electronic Arts, Mr. Bromberg was the founder and Chief Executive Officer of I’mOK Inc., a location-based communication platform for families, from March 2011 to March 2012. Prior to this, Mr. Bromberg served as the President and Chief Executive Officer of Major League Gaming Corp., a professional eSports company, from 2006 to 2010, Chief Executive Officer of Davidson Media Holdings, LLC, an online gaming investment and consulting partnership, from 2005 to 2006, and held a number of senior roles at AOL Inc. (now a subsidiary of Verizon Communications Inc.) from 1999 to 2005. Mr. Bromberg holds a B.A. in English from Cornell University and a J.D. from Harvard Law School. Mr. Bromberg was selected to serve as a member of our board of directors due to his extensive experience with technology companies and his operational experience.
Jonathan D. Callaghan has served as a member of our board of directors since September 2008. Mr. Callaghan is a founder and has served as a Managing Member of True Ventures, a venture capital firm, since January 2006. Prior to True Ventures, Mr. Callaghan served as a Managing Director at Globespan Capital, a venture capital firm, and as a Managing Partner at CMGI@Ventures, CMGI Inc.’s affiliated venture capital group. Prior to this, Mr. Callaghan worked for AOL Inc.’s Greenhouse, the venture capital/incubator for AOL, and as an associate at Summit Partners. Mr. Callaghan holds an A.B. in government from Dartmouth College and an M.B.A. from Harvard Business School. Mr. Callaghan was selected to serve as a member of our board of directors due to his extensive experience with technology companies. Mr. Callaghan will not be standing for re-election at the Annual Meeting.
Glenda Flanagan has served as a member of our board of directors since June 2016. Ms. Flanagan served as the Executive Vice President and Chief Financial Officer of Whole Foods Market, Inc., a supermarket chain, from 1988 through May 2017, when she became the Executive Vice President and Senior Advisor. Ms. Flanagan currently serves on the boards of directors of Whole Planet Foundation, Whole Cities Foundation, and Whole Kids Foundation, as well as the public company Credit Acceptance Corporation. Ms. Flanagan holds a B.B.A. in accounting from the University of Texas at Austin. Ms. Flanagan was selected to serve as a member of our board of directors due to her extensive experience with leading consumer and health-related brand, and expertise and background with regard to accounting and financial matters.
Bradley Fluegel has served as a member of our board of directors since March 2018. Mr. Fluegel served as Senior Vice President, Chief Healthcare Commercial Market Development Officer of Walgreen Co., a retail-pharmacy store chain, from October 2015 to January 2018. Mr. Fluegel joined Walgreen in October 2012 as Senior Vice President, Chief Strategy and Business Development Officer after previously serving as Executive in Residence at Health Evolution Partners, a healthcare private equity firm, from April 2011 to September 2012. Prior to joining Health Evolution Partners, Mr. Fluegel served as Executive Vice President and Chief Strategy and External Affairs Officer of Wellpoint, Inc. (now Anthem, Inc.), a health care benefits company, from September 2007 to December 2010. Prior to that, Mr. Fluegel served as Senior Vice President of National Accounts and Vice President, Enterprise Strategy at Aetna Inc., a health care benefits company, from 2005 to 2007. Prior to this, Mr. Fluegel served as Chief Executive Officer for Reden & Anders, Ltd. (now part of Optum), a provider of consulting services for the health care industry, from 2002 to 2005, and served in various positions at Tillinghast-Towers Perrin, a clinical, actuarial and management consulting practice serving the health care industry, from 1995 to 2002. Mr. Fluegel holds a B.A. in Business Administration from the University of Washington and a Masters in Public Policy from Harvard University. Mr. Fluegel has served on the board of directors of Performant Financial Corporation since February 2014 and has also served on the board of directors for a number of private companies. He also is a lecturer at the University of Pennsylvania’s Wharton School of Business. Mr. Fluegel was selected to serve as a member of our board of directors due to his extensive commercial healthcare industry and operational experience.
Steven Murray has served as a member of our board of directors since June 2013. Mr. Murray is a Partner at Revolution Growth, a venture capital firm, where he has worked since January 2016. From April 1996 to January 2016, Mr. Murray worked at SoftBank Capital, a venture capital firm, where he most recently served as a Partner. Prior to this, Mr. Murray worked for Deloitte & Touche LLP, where he specialized in serving high growth technology based businesses. Mr. Murray also serves on the board of directors for a number of private companies. Mr. Murray holds a B.S. in accounting from Boston College. Mr. Murray was selected to serve as a member of our board of directors due to his extensive experience with technology companies.
Christopher Paisley has served as a member of our board of directors since January 2015. Mr. Paisley has served as the Dean’s Executive Professor of Accounting at the Leavey School of Business at Santa Clara University since January 2001. Prior to this, Mr. Paisley served as Senior Vice President of Finance and Chief Financial Officer for 3Com Corporation, a computer networking manufacturer.

Mr. Paisley currently serves on the boards of directors of Ambarella, Inc., Equinix, Inc., and Fortinet, Inc. He also previously served as a director of Bridge Capital Holdings, Control4 Corporation, Volterra Semiconductor Corporation, and YuMe, Inc. Mr. Paisley holds a B.A. in business economics from the University of California, Santa Barbara and an M.B.A. from the UCLA Anderson School of Management. Mr. Paisley was selected to serve as a member of our board of directors due to his extensive board and operational experience.
There are no familial relationships among our directors and executive officers.
Director Compensation
The following table provides information for 2017 concerning all compensation awarded to, earned by, or paid to each person who served as a non-employee director for some portion of 2017. James Park, our President and Chief Executive Officer, and Eric N. Friedman, our Chief Technology Officer, are not included in the table below because they did not receive additional compensation for their services as directors. Total compensation for Messrs. Park and Friedman for services as employees is presented in “Executive Compensation—Summary Compensation Table” below.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Laura Alber(2)	58,095	166,497	224,592
Jonathan D. Callaghan(3)	—	—	—
Glenda Flanagan(4)	63,586	166,497	230,083
Steven Murray(5)	73,874	166,497	240,371
Christopher Paisley(6)	82,500	166,497	248,997
__________________________

(1)
The amounts reported in this column represent the aggregate grant date value of restricted stock unit, or RSU, awards made to directors in 2017 computed in accordance with Financial Accounting Standard Board Accounting Standards Codification Topic 718, Compensation — Stock Compensation, or “FASB ASC Topic 718”. This amount does not reflect the actual economic value realized by the director, which will vary depending on the performance of our Class A common stock.

(2)
As of December 31, 2017, Ms. Alber held 30,890 RSUs. The RSUs vest in accordance with the vesting schedule described below under “—Non-Employee Director Compensation Arrangements—Non-Employee Director Equity Compensation—Annual Equity Grant.”

(3)
Mr. Callaghan has waived any right to receive compensation that he may be entitled to receive for service as a non-employee director. Mr. Callaghan will not stand for re-election at the Annual Meeting.

(4)
As of December 31, 2017, Ms. Flanagan held 30,890 RSUs. The RSUs vest in accordance with the vesting schedule described below under “—Non-Employee Director Compensation Arrangements—Non-Employee Director Equity Compensation—Annual Equity Grant.”

(5)
As of December 31, 2017, Mr. Murray held 30,890 RSUs. The RSUs vest in accordance with the vesting schedule described below under “—Non-Employee Director Compensation Arrangements—Non-Employee Director Equity Compensation—Annual Equity Grant.”

(6)
As of December 31, 2017, Mr. Paisley held 30,890 RSUs and a stock option to purchase 60,000 shares of Class B common stock. The RSUs vest in accordance with the vesting schedule described below under “—Non-Employee Director Compensation Arrangements—Non-Employee Director Equity Compensation—Annual Equity Grant.” 1/24th of the shares subject to the stock option vested on February 29, 2015, and the remaining shares subject to the stock option vest at a rate of 1/24th of the total shares subject to the stock option on each month thereafter, subject to continued service to us through each vesting date.

On March 4, 2018, Mr. Fluegel was granted an initial award of 7,814 RSUs. These RSUs will fully vest on the date of the Company’s first annual meeting of stockholders following the grant and are subject to accelerated vesting in certain circumstances. On March 14, 2018, Mr. Bromberg was granted an initial award of 6,410 RSUs. These RSUs will fully vest on the date of the Company’s first annual meeting of stockholders following the grant and are subject to accelerated vesting in certain circumstances.

Non-Employee Director Compensation Arrangements
Non-Employee Director Equity Compensation
Initial Equity Grant. Each non-employee director appointed to our board of directors is automatically granted an initial grant of RSUs on the date of his or her appointment to our board of directors having an aggregate fair market value of $175,000 (with such amount pro-rated based on the number of days between the date of such director’s appointment and the date of our first annual meeting of stockholders following the date of grant (or to the extent that we have not determined the date of the next annual meeting of stockholders on or before the date of grant, May 15 following the date of grant)). The RSUs will fully vest on the date of our first annual meeting of stockholders following the date of grant or immediately prior to the consummation of a change of control event. If an individual is appointed as a non-employee director at an annual meeting of stockholders, he or she will be granted an annual equity grant, as described below, in lieu of the initial equity grant.
Annual Equity Grant. On the date of each annual meeting of stockholders, each non-employee director who is serving on our board of directors on the date of such annual meeting will be automatically granted RSUs having an aggregate fair market value of $175,000. The RSUs will fully vest on the earlier of (i) the date of the following year’s annual meeting of stockholders (but only for a non-employee director who does not stand for re-election at, or is not re-elected at, the following year’s annual meeting of stockholders but who otherwise serves on the board of directors until the date of such meeting) and (ii) the date that is one year following the date of grant.
Non-Employee Director Cash Compensation
Each non-employee director is also entitled to receive an annual cash retainer of $50,000 for service on the board of directors and additional annual cash compensation for the lead independent director and committee membership as follows:

•	Audit committee member: $10,000

•	Audit committee chair: $25,000

•	Compensation committee member: $7,500

•	Compensation committee chair: $17,500

•	Lead independent director: $20,000

•	Nominating and governance committee member: $5,000

•	Nominating and governance committee chair: $12,500

OUR BOARD OF DIRECTORS RECOMMENDS
A VOTE “FOR” ELECTION OF EACH OF THE EIGHT NOMINATED DIRECTORS

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Our audit committee has selected PricewaterhouseCoopers LLP as our independent registered public accounting firm to perform the audit of our financial statements for the fiscal year ending December 31, 2018 and recommends that stockholders vote for ratification of such selection. The ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018 will be determined by the vote of a majority of the voting power of the shares present or represented at the Annual Meeting and voting affirmatively or negatively on the proposal. In the event that PricewaterhouseCoopers LLP is not ratified by our stockholders, the audit committee will review its future selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm.
PricewaterhouseCoopers LLP audited our financial statements for 2017. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting, in which case they will be given an opportunity to make a statement at the Annual Meeting if they desire to do so and will be available to respond to appropriate questions.
Independent Registered Public Accounting Firm Fees and Services
We regularly review the services and fees from our independent registered public accounting firm. These services and fees are also reviewed with our audit committee annually. In accordance with standard policy, PricewaterhouseCoopers LLP periodically rotates the individuals who are responsible for our audit.
In addition to performing the audit of our consolidated financial statements, PricewaterhouseCoopers LLP provided various other services during 2016 and 2017. During 2016 and 2017, fees for services provided by PricewaterhouseCoopers LLP were as follows:

	2016	2017
Audit fees(1)	$2,944,650	$4,344,419
Audit-related fees(2)	97,500	242,398
Tax fees(3)	679,851	813,649
All other fees(4)	88,600	3,600
Total fees	$3,810,601	$5,404,066
__________________

(1)
Includes fees for audit services primarily related to the audit of our annual financial statements; the review of our quarterly financial statements; comfort letters, consents, and assistance with and review of documents filed with the SEC; and other accounting and financial reporting consultation and research work billed as audit fees or necessary to comply with the standards of the Public Company Accounting Oversight Board.

(2)
Includes fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements, including in connection with acquisitions by us of other companies in 2016 and 2017.

(3)
Includes fees for tax compliance, advice, and planning. Tax advice fees encompass a variety of permissible tax services, including technical tax advice related to federal and state and international income tax matters; transfer pricing, international tax structure planning, and assistance with indirect sales tax; and assistance with tax audits.

(4)	Includes fees for services other than the services reported in audit fees, audit-related fees, and tax fees.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm
Our audit committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services, and other services. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to report periodically to the audit committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date.
All of the services relating to the fees described in the table above were pre-approved by our audit committee.
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF PROPOSAL NO. 2

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of March 1, 2018, by:

•	each of our named executive officers;

•	each of our current directors;

•	all of our directors and named executive officers as a group; and

•	each stockholder known by us to be the beneficial owner of more than 5% of our outstanding shares of Class A or Class B common stock.
Percentage ownership of our common stock is based on 208,284,073 shares of our Class A common stock and 31,288,325 shares of our Class B common stock outstanding as of March 1, 2018. Beneficial ownership is determined in accordance with the rules of the SEC and thus represents voting or investment power with respect to our securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table below have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Shares of our Class A common stock and Class B common stock subject to stock options that are currently exercisable or exercisable within 60 days of March 1, 2018 or RSUs that may vest and settle within 60 days of March 1, 2018 are deemed to be outstanding and to be beneficially owned by the person holding the stock options or RSUs for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.
Unless otherwise indicated, the address of each of the individuals and entities named below is c/o Fitbit, Inc., 199 Fremont Street, 14th Floor, San Francisco, California 94105.

	Shares Beneficially Owned
	Class A		Class B
Name of Beneficial Owner	Shares	%	Shares	%	% of Total Voting Power(1)
Named Executive Officers and Directors:
James Park(2)	397,118	*	19,106,061	53.4	33.8
Eric N. Friedman(3)	231,074	*	20,345,551	57.9	36.4
William Zerella(4)	213,166	*	1,812,341	5.5	3.4
Andy Missan(5)	151,268	*	341,322	1.1	*
Jeff Devine(6)	52,104	*	—	—	*
Laura Alber(7)	11,505	*	—	—	*
Matthew Bromberg(8)	—	*	—	—	*
Jonathan D. Callaghan(9)	1,726,492	*	—	—	*
Glenda Flanagan(10)	29,753	*	—	—	*
Bradley Fluegel(11)	—	*	—	—	*
Steven Murray(12)	3,011,442	1.4	—	—	*
Christopher Paisley(13)	36,442	*	60,000	*	*
All executive officers and directors as a group (12 persons)(14)	5,860,364	2.8	41,665,275	99.5	67.3
Other 5% Stockholders:
DNB Asset Management AS(15)	17,685,592	8.5	—	—	3.4
The Vanguard Group(16)	14,958,538	7.2	—	—	2.9
BlackRock, Inc.(17)	12,861,670	6.2	—	—	2.5
__________________
* Less than 1%

(1) Percentage of total voting power represents voting power with respect to all shares of our Class A and Class B common stock, as a single class. The holders of our Class B common stock are entitled to ten votes per share, and holders of our Class A common stock are entitled to one vote per share.

(2) Consists of (i) 13,718,595 shares of Class B common stock held by Mr. Park as trustee of The James Park Revocable Trust, (ii) 900,000 shares of Class B common stock held by Mr. Park as trustee of The James Park 2017 Annuity Trust, (iii) 64,922 shares of Class A common stock held by Mr. Park, (iv) 24,329 shares of Class A common stock subject to RSUs to be released within 60 days of March 1, 2018, (v) 307,867 shares of Class A common stock subject to stock options held by Mr. Park that are exercisable within 60 days of March 1, 2018 and (vi) 4,487,466 shares of Class B common stock subject to stock options held by Mr. Park that are exercisable within 60 days of March 1, 2018.

(3) Consists of (i) 12,878,085 shares of Class B common stock held by Mr. Friedman, (ii) 1,383,306 shares of Class B common stock held by Mr. Friedman as trustee of the Friedman 2015 GRAT, (iii) 93,718 shares of Class B common stock held by Eric Friedman as trustee of the Friedman 2016 GRAT, (iv) 1,061,489 shares of Class B common stock held by Eric Friedman as trustee of the Friedman 2017 GRAT A, (v) 1,061,487 shares of Class B common stock held by Eric Friedman as trustee of the Friedman 2017 GRAT B, (vi) 17,779 shares of Class A common stock held by Mr. Friedman, (vii) 4,112 shares of Class A common stock subject to RSUs to be released within 60 days of March 1, 2018, (viii) 209,183 shares of Class A common stock subject to stock options held by Mr. Friedman that are exercisable within 60 days of March 1, 2018, and (ix) 3,867,466 shares of Class B common stock subject to stock options held by Mr. Friedman that are exercisable within 60 days of March 1, 2018.

(4) Consists of (i) 31,033 shares of Class A common stock held by Mr. Zerella, (ii) 43,605 shares of Class A common stock held by Mr. Zerella as trustee of The Zerella Family Trust, (iii) 10,745 shares of Class A common stock subject to RSUs to be released within 60 days of March 1, 2018, (iv) 127,783 shares of Class A common stock subject to stock options held by Mr. Zerella that are exercisable within 60 days of March 1, 2018, and (v) 1,812,341 shares of Class B common stock subject to stock options held by Mr. Zerella that are exercisable within 60 days of March 1, 2018.

(5) Consists of (i) 120,127 shares of Class A common stock held by Mr. Missan, (ii) 31,141 shares of Class A common stock subject to RSUs to be released within 60 days of March 1, 2018, and (iii) 341,322 shares of Class B common stock subject to stock options held by Mr. Missan that are exercisable within 60 days of March 1, 2018.

(6) Consists of (i) 6,271 shares of Class A common stock held by Mr. Devine, and (ii) 45,833 shares of Class A common stock RSUs to be released within 60 days of March 1, 2018.
(7) Consists of 11,505 shares of Class A common stock held by Ms. Alber.
(8) Mr. Bromberg was appointed to the Company’s Board of Directors on March 14, 2018. As of March 1, 2018, Mr. Bromberg held no shares of Class A or B Common Stock, nor did Mr. Bromberg hold any stock options or RSUs exercisable within 60 days of March 1, 2018.

(9) Consists of (i) 1,704,090 shares of Class A common stock held by Mr. Callaghan as trustee of the Callaghan Family Trust, and (ii) 22,402 Class A shares held by True Venture Management, L.L.C., which is controlled by Jonathan D. Callaghan and Philip Black. The address for True Venture Management, L.L.C. is 530 Lytton Avenue, Suite 303, Palo Alto, California 94301.

(10) Consists of 29,753 shares of Class A common stock held by Ms. Flanagan.
(11) Mr. Fluegel was appointed to the Company’s Board of Directors on March 4, 2018. As of March 1, 2018, Mr. Fluegel held no shares of Class A or B Common Stock, nor did Mr. Fluegel hold any stock options or RSUs exercisable within 60 days of March 1, 2018.

(12) Consists of (i) 11,442 shares of Class A common stock held by Mr. Murray, and (ii) 3,000,000 shares of Class A common stock held by SoftBank PrinceVille Investments, L.P. SB PV GP L.P. is the general partner of SoftBank PrinceVille Investments, L.P. and SB PV GP LLC is the general partner of SB PV GP L.P. The managing members of SB PV GP LLC are Ronald D. Fisher, Kabir Misra, and Steven Murray, and, therefore, may be deemed to share voting and dispositive power over the shares held by SoftBank PrinceVille Investments, L.P. The address for these entities is 38 Glen Avenue, Newton, Massachusetts 02459.

(13) Consists of (i) 36,442 shares of Class A common stock held by Mr. Paisley, and (ii) 60,000 shares of Class B common stock subject to stock options held by Mr. Paisley that are exercisable within 60 days of March 1, 2018.

(14) Consists of (i) 5,099,371 shares of Class A common stock, (ii) 31,096,680 shares of Class B common stock, (iii) 116,160 shares of Class A common stock subject to RSUs to be released within 60 days of March 1, 2018, (iv) 644,833 shares of Class A common stock subject to stock options that are exercisable within 60 days of March 1, 2018, and (v) 10,568,595 shares of Class B common stock subject to stock options that are exercisable within 60 days of March 1, 2018 held by all our executive officers and directors, as a group.

(15) Based on information contained in a Schedule 13G filed with the SEC by DNB Asset Management AS on February 8, 2018. Of the shares of Class A common stock beneficially owned, DNB Asset Management AS reported that it had sole voting and dispositive power with respect to 17,685,592 shares. The address for DNB Asset Management AS is Dronning Aufemias, Gate 30, Bygg M12N0191, Oslo, Norway.

(16) Based on information contained in a Schedule 13G/A filed with the SEC by The Vanguard Group on February 9, 2018. Of the shares of Class A common stock beneficially owned, The Vanguard Group reported that it had sole voting power with respect to 205,670 shares, shared voting power with respect to 13,000 shares, sole dispositive power with respect to 14,750,929 shares, and shared dispositive power with respect to 207,609 shares. The address for The Vanguard Group is 100 Vanguard Blvd., Malvern, Pennsylvania, 19355.

(17) Based on information contained in a Schedule 13G filed with the SEC by BlackRock, Inc. on February 1, 2018. Of the shares of Class A common stock beneficially owned, BlackRock, Inc. reported that it had sole voting power with respect to 12,447,831 shares and sole dispositive power with respect to 12,861,670 shares. The address for BlackRock, Inc. is 55 East 52nd Street, New York, New York, 10055.

EXECUTIVE OFFICERS
The names of our executive officers, their ages as of March 1, 2018, and their positions are shown below.

Named Executive Officers	Age	Position(s)
James Park	41	President, Chief Executive Officer, and Chairman
Eric N. Friedman	40	Chief Technology Officer and Director
William Zerella	61	Chief Financial Officer
Jeff Devine	56	Executive Vice President of Operations
Andy Missan	56	Executive Vice President and General Counsel
For information regarding Messrs. Park and Friedman, please refer to “Proposal No. 1—Election of Directors.”
William Zerella has served as our Chief Financial Officer since June 2014. From October 2011 to June 2014, Mr. Zerella served as Chief Financial Officer of Vocera Communications, Inc., a publicly held wireless healthcare communications company. Prior to Vocera, from July 2006 to September 2011, Mr. Zerella served as Chief Financial Officer for Force10 Networks Inc., a networking company acquired by Dell Inc. Prior to Force10, Mr. Zerella served as Chief Financial Officer at Infinera Corporation, a telecom equipment provider, and Chief Financial Officer at Calient Networks, Inc., an optical equipment provider. Mr. Zerella has also held various other senior level financial and business management positions at several companies, including GTECH Corporation and Deloitte & Touche LLP. Mr. Zerella holds a B.S. in accounting from the New York Institute of Technology and an M.B.A. from the New York University Leonard N. Stern School of Business.
Jeff Devine has served as our Executive Vice President of Operations since February 2017. From September 2015 to February 2017, Mr. Devine served as the Chief Operating Officer of uBeam Inc., a wireless charging company. From August 2010 to September 2015, Mr. Devine served as Vice President, Supply Chain Management of Cisco Systems, Inc., a networking and information technology company. Prior to Cisco, Mr. Devine served as Senior Vice President, Global Operations at Palm, Inc., a smartphone company acquired by The Hewlett-Packard Company in July 2010. Mr. Devine has also held various senior level positions at Nokia Corporation, a communications and information technology company, and The Boeing Company, an aerospace and defense company. Mr. Devine holds a B.S. in mechanical engineering from the University of Dayton and an M.B.A. from the Cox School of Business at Southern Methodist University.
Andy Missan has served as our Vice President and General Counsel since March 2013 and became an Executive Vice President in October 2015. From July 2009 to October 2012, Mr. Missan served as Vice President and General Counsel at Bytemobile, Inc., a mobile video optimization company. Prior to Bytemobile, Mr. Missan served as Vice President and General Counsel of MobiTV, Inc., a provider of mobile video solutions, Vice President and General Counsel of Danger, Inc., a mobile devices and services company, and Vice President and General Counsel of Replay TV, Inc., a DVR technology company. He has also held senior legal and business affairs positions at the RCA Records Label/BMG Entertainment and Sony Music Entertainment Inc. Mr. Missan holds a B.A. in government from Oberlin College and a J.D. from Northwestern University Pritzker School of Law.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
This compensation discussion and analysis provides an overview of our executive compensation philosophy and objectives. It also describes the compensation program for our principal executive officer, our principal financial officer, and our three most highly-compensated executive officers (other than our principal executive officer and principal financial officer) during 2017. These individuals are referred to herein as our named executive officers. During 2017, these individuals were:
•James Park, our President and Chief Executive Officer, or our CEO;
▪Eric N. Friedman, our Chief Technology Officer;
▪William Zerella, our Chief Financial Officer;
▪Andy Missan, our Executive Vice President and General Counsel; and
•Jeff Devine, our Executive Vice President of Operations.
Executive Compensation Philosophy and Program Design
Our executive compensation program is guided by our overarching philosophy of paying for performance. We believe our executive compensation program is competitive, reasonable, and appropriately balances the goals of attracting, retaining, motivating, and rewarding our executive officers.
Consistent with this philosophy, we have designed our executive compensation program to achieve the following primary objectives:

•	provide competitive compensation and benefits that will attract, retain, motivate, and reward a highly-qualified leadership team within the context of responsible cost management;

•
directly and substantially link rewards to measurable corporate performance (both financial and operational results) and consider individual performance in determining go-forward compensation opportunities;

•
reinforce the alignment of our executive officers’ interests with the objective of creating long-term stockholder value by linking their long-term incentive compensation opportunities to value creation and their annual cash bonus opportunities to our annual financial and operating performance; and

•	provide the ability to significantly differentiate rewards for overachievement against company goals.
Further, when making compensation decisions for our executive officers, including our named executive officers, the compensation committee seeks to set both individual pay elements and target total direct compensation at competitive levels, using a balanced and flexible approach that is not restricted by adherence to specific percentile-based target levels. In other words, while competitive market data are important references in understanding general market practice, our actual compensation decisions reflect the compensation committee’s exercise of its business judgment after considering the following key factors:

•	equity awards amounts are determined after considering dilution levels, our retention objectives, company and individual performance, and other relevant factors; and

•
actual pay opportunities and outcomes will vary among executive officers and relative to market based on company performance and our position relative to our peers based on financial and other relevant criteria.

The compensation committee does not establish a specific level for the target total direct compensation opportunity of our executive officers, including our named executive officers, but rather determines specific pay levels after a holistic consideration of:

•	Absolute Financial Performance — our performance against the financial and operational objectives established by the compensation committee and our board of directors;

•	Competitive Market Positioning — the compensation practices of our compensation peer group and the position of each executive officer’s compensation relative to peer company compensation levels;

•	Individual Skills and Experience (New Hires) — for newly-hired executive officers, an individual’s experience, skill set, expertise, or unique competitive market factors;

•
Individual Skills and Experience (Incumbent Executives) — for incumbent executive officers, an individual’s executive officer’s skills, general experience, experience in position, criticality of his or her position or role, qualifications relative to other similarly-situated executives at the companies in our compensation peer group, and retention objectives;

•	Comparative Scope of Role — the scope of each executive officer’s role compared to other similarly-situated executives at the companies in our compensation peer group;

•
Past Performance — the performance of each individual executive officer, based on a subjective assessment of his or her contributions to our overall performance, ability to lead his or her business unit or function, and work as part of a team, all of which reflect our core values; and

•Internal Parity — compensation parity among our executive officers.
These factors provide the framework for compensation decision-making and final decisions regarding the compensation opportunity for each executive officer. No single factor is determinative in setting pay levels, nor is the impact of any factor on the determination of pay levels quantifiable.
Program Design
We structure the annual compensation of our executive officers, including our named executive officers, using three principal elements: (i) base salary, (ii) annual cash bonus opportunities, and (iii) long-term incentive compensation opportunities in the form of equity awards. While the weight of each element may vary from year to year, the ultimate goal is to achieve our compensation objectives as described above.
To ensure our executive officers’ interests are aligned with those of our stockholders, a significant portion of our executive officers’ annual target total direct compensation opportunity is “at-risk” and will vary above or below target levels commensurate with our performance. To motivate and reward individual initiative and effort, we also emphasize performance-based compensation that appropriately rewards our executive officers for delivering financial, operational, and strategic results that meet or exceed pre-established goals through our annual cash bonus plan and long-term incentive compensation arrangements in the form of equity awards. Further, we believe that equity awards are also a key incentive for our executive officers to drive long-term growth. In 2017, we modified these principals for our CEO and Chief Technology Officer (as more fully discussed below) to achieve these compensation objectives.
To ensure that we are aligned with our compensation philosophy, the compensation committee regularly evaluates the relationship between the reported values of the equity awards granted to our executive officers and the amount of compensation realizable (and, ultimately, realized) from such awards in subsequent years, which will vary depending on the performance of our Class A common stock.
2017 Overview
2017 was the first year of a multi-year transition process of our business. We entered 2017 with a plan to return our business back to growth and profitability, while delivering on certain financial and product targets. While we achieved a number of important milestones in 2017, including the launch of Fitbit Ionic, our first smartwatch, the introduction of important foundational assets with our Fitbit OS and SDK, and the addition of key partnerships to Fitbit Health Solutions, we did not fully meet the financial targets set by our board of directors. Decisions related to base salaries, bonus payouts and equity grants reflect both the challenges we faced during 2017 as well as our achievements during the year.
2017 Executive Compensation Highlights
Our board of directors and the compensation committee, as applicable, took the following key compensation actions with respect to our named executive officers for 2017:

▪
Base Salaries — In early 2017, our CEO and Chief Technology Officer announced that they would each voluntarily reduce their base salaries for 2017 to $1.00, as an acknowledgment of our financial performance in 2016 and of the challenges ahead in 2017. In 2017, we also increased the salaries of our General Counsel (in early 2017 and again in July 2017) and Chief Financial Officer (in July 2017) as a retention mechanism and also to reflect appropriate levels of fixed compensation for executive officers with commensurate responsibilities in our peer group.

▪
Annual Cash Bonuses — In July 2017, we changed the target bonus opportunities for our CEO and Chief Technology Officer, as further described under “Compensation Elements” below, putting their entire cash compensation for the year at risk. In July 2017, we also adopted our 2017 Bonus Plan, as further described below, electing to make the target performance level of one corporate performance metric, adjusted EBITDA, higher in our 2017 Bonus Plan than such level in our operating plan. Our 2017 performance resulted in a bonus achievement of 93% of target as measured against our pre-established corporate performance metrics. However, the compensation committee reduced the performance bonuses awarded to our CEO and Chief Technology Officer to 75% of their target bonus for 2017, acknowledging the Company’s market and operational performance.

▪
Long-Term Incentive Compensation — In 2017, we granted long-term incentive compensation to our named executive officers in the form of stock options and/or RSUs. An explanation of such awards is set forth below.

▪
Total Direct Compensation — 2017 total direct compensation (consisting of base salary, earned cash performance bonus and equity award value (based on the total grant date fair value as determined under FASB ASC Topic 718)) for our CEO was below the market 25th percentile, while total direct compensation for our named executive officers as a group approximated the market 30th percentile.

Executive Compensation Policies and Best Practices
During 2017, we maintained the following executive compensation policies and best practices, consistent with our executive compensation philosophy. These policies and practices are intended to drive performance as well as prohibit or minimize behaviors that we do not believe serve our stockholders’ long-term interests:

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Independent Compensation Committee Advisor. The compensation committee engages and retains its own independent compensation consultant. During 2017, the compensation committee engaged Compensia, a national compensation consulting firm, to assist with its responsibilities. Compensia performed no other services for us during 2017.

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Annual Executive Compensation Review. The compensation committee reviews and approves our compensation strategy throughout the year as necessary, including a review and determination of our compensation peer group used for comparative purposes.

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Compensation At-Risk. Our executive compensation program is designed to align the interests of our executive officers and stockholders such that a significant portion of our executive officers’ target total direct compensation, including both annual cash bonuses and equity awards, is “at risk” based on our performance.

▪
No Retirement Plans. Other than our tax-qualified Section 401(k) retirement plan, which is generally available to all U.S. employees, we do not currently offer, nor do we have plans to provide, pension arrangements or defined benefit retirement plans or arrangements to our executive officers.

▪
No Perquisites. With limited exception, we do not generally provide perquisites or other personal benefits to our executive officers. In 2017, perquisites were limited to the reimbursement of one named executive officer for hotel lodging in San Francisco.

▪
No Tax Reimbursements. We do not provide any tax reimbursement payments (including “gross-ups”) on any perquisites or other personal benefits, except in connection with our executive relocation program.

▪
“Double-Trigger” Change-in-Control Arrangements. All change-in-control payments and benefits are based on a “double-trigger” arrangement (that is, they require both a change in control and a qualifying termination of employment before payments and benefits are paid).

▪
No Special Health or Welfare Benefits. Our executive officers participate in broad-based company-sponsored health and welfare benefits programs on the same basis as our other full-time, salaried employees.

▪	No Post-Employment Tax Reimbursements. We do not provide any tax reimbursement payments (including “gross-ups”) on any severance or change-in-control payments or benefits.

▪	Hedging and Pledging Prohibited. We prohibit our executive officers and the members of our board of directors from hedging or pledging our securities.

▪
Stock Ownership Guidelines. In July 2017, we adopted stock ownership guidelines for our executive officers and members of our board of directors. Under our guidelines, such executive officers and directors must hold the following minimum number of shares within five years of becoming an executive officer or director (or, if later, five years after the adoption of our policy):

▪	CEO: the lesser of 5x annual base salary or the value equivalent number of shares;

▪	Other executive officers: the lesser of 1x annual base salary or the value equivalent number of shares; or

▪
Directors: the lesser of 5x annual base retainer (excluding fees paid for serving as the lead independent director or chairperson of the board of directors, or for serving as the chairperson or member of a committee of the board of directors) or the value equivalent number of shares.

Governance of Executive Compensation Program
Role of the Compensation Committee
The compensation committee is responsible for overseeing our compensation and benefits policies generally, evaluating and approving the compensation plans, policies, and programs applicable to our executive officers, including our named executive officers, and evaluating the performance of our CEO.
The compensation committee reviews the base salary levels, annual cash bonus opportunities, and long-term incentive compensation opportunities of our executive officers, including our named executive officers, each year, or more frequently as warranted. For 2017, this review took place from October 2016 through July 2017 with respect to our executive officers, including our CEO.
Role of Management
The compensation committee works with members of our management, including our CEO, to perform its responsibilities. Management assists the compensation committee by providing information on company and individual performance, market data, and management’s perspective and recommendations on compensation matters. The compensation committee solicits and reviews our CEO’s recommendations and proposals with respect to adjustments to base salaries, adjustments to annual cash bonus opportunities, long-term incentive compensation opportunities, program structures, and other compensation-related matters for our executive officers (other than for our CEO). The compensation committee uses such recommendations as one factor in determining and approving the compensation for our executive officers (other than our CEO). Our CEO recuses himself from all discussions and recommendations regarding his own compensation.
Role of Compensation Consultant
The compensation committee engages an external compensation consultant to assist it by providing information, analysis, and other advice relating to our executive compensation program and the decisions resulting from its annual executive compensation review.
In 2017, the compensation committee retained Compensia, a national compensation consulting firm, to serve as its compensation advisor. Compensia serves at the discretion of the compensation committee, which reviews the engagement annually. The compensation committee also regularly reviews the independence of Compensia. In 2017, the compensation committee considered the six specific independence factors adopted by the SEC and the New York Stock Exchange and determined that Compensia is independent and that its work did not raise any conflicts of interest.
During 2017, Compensia regularly attended the meetings of the compensation committee (both with and without management present) and provided the following services:
•assisted with the development of a compensation peer group;

•
provided competitive market data based on the compensation peer group for our executive officer positions and evaluated how the compensation we pay our executive officers compares to how the companies in our compensation peer group compensate their executives;

•	reviewed and analyzed the base salary levels, annual cash bonus opportunities, and long-term incentive compensation opportunities of our executive officers;

•	assessed executive compensation trends within our industry, and updated the compensation committee on corporate governance and regulatory issues and developments;
•reviewed market equity compensation practices, including gross burn rate;

•	provided competitive market data based on the compensation peer group for the non-employee members of our board of directors and evaluated the compensation we pay our non-employee directors; and

•
reviewed and evaluated the risk inherent in our executive and other compensation programs and practices, and concluded that our compensation programs and practices did not create risks that would have a material adverse impact on the company.

In 2017, Compensia provided no other services to us other than the services provided to the compensation committee.
Competitive Positioning
For purposes of comparing our executive compensation against the competitive market, the compensation committee reviews and considers the compensation levels and practices of a group of comparable technology companies.
In September 2016, the compensation committee engaged Compensia to assess our compensation peer group for purposes of understanding the competitive market. In developing the peer group, Compensia selected companies on the basis of their similarity to us in size, as determined by the following criteria:
•revenue size — ~0.5x to ~2.5x of our projected 2017 fiscal year revenue;
•market capitalization — ~0.33x to ~3.0x of our market capitalization;
•industry classification — consumer focused technology; and

•	business profile — revenue growth greater than 20%, and, generally, a recently completed initial public offering (2010 or later).
Based on these parameters, we (i) removed Activision Blizzard, Intuit and F5 Networks due to their larger size, and (ii) added NetApp, Symantec, Zebra Technologies, and Square. In September 2016, our compensation committee adopted the following compensation peer group for 2017:

Electronic Arts	Logitech International	Synopsys
Garmin Ltd	Motorola Solutions	Trip Advisor
GoPro	NetApp	Twitter
Groupon	Palo Alto Networks	Workday
Harman International Industries	Pandora Media	Zebra Technologies
IAC/InterActive	Square
LinkedIn	Symantec
This peer group was reviewed again in March 2017 by the compensation committee and further modified to reflect changes to our projected 2017 fiscal year guidance, and to ensure better financial alignment with the peer group, by (i) removing Electronic Arts, Synopsys, Motorola Solutions, Trip Advisor, NetApp, Palo Alto Networks, Workday, Harman International Industries, LinkedIn and Symantec and (ii) adding Dolby Laboratories, Endurance International, Super Micro Computer, Fossil Group, NETGEAR, Synaptics, Twitter, Plantronics, VeriForne Systems, and Shutterfly, resulting in the following peer group:

Dolby Laboratories	IAC/InterActive	Square
Endurance International	Logitech International	Super Micro Computer
Fossil Group	NETGEAR	Synaptics
Garmin Ltd	Pandora Media	Twitter
GoPro	Plantronics	VeriForne Systems
Groupon	Shutterfly	Zebra Technologies
The companies in this further modified compensation peer group were selected on the basis of their similarity to us in size, as determined by the following criteria:
•revenue size — ~0.5x to ~2.0x of our revised 2017 fiscal year revenue projections;
•market capitalization — less than $5 billion (up to ~3.5x our market capitalization); and
•industry classification — software and services, technology hardware and equipment, and healthcare technology.
These compensation peer groups were used by the compensation committee during 2017 as a reference for understanding the competitive market when making 2017 executive compensation decisions.
To analyze the compensation practices of the companies in our compensation peer group, Compensia gathered data from public filings (primarily proxy statements) and also used information drawn from the Radford High-Technology Executive Survey database. This market data is then used as a reference point for the compensation committee to assess our current compensation levels in the course of its deliberations on compensation forms and amounts.
While the compensation committee does not target compensation at specific market percentiles or benchmarks to companies in the peer group, it does review competitive market data as a reference point in the course of its deliberations. The compensation committee believes that such information is useful in at least two respects. First, the compensation committee recognizes that our compensation levels must be competitive to attract, motivate, and retain superior executive talent. Second, the compensation committee believes that developing a general understanding of the compensation provided to the executives at our peer companies is useful in assessing the reasonableness and appropriateness of individual executive compensation elements.
Accordingly, the compensation committee considers the compensation practices of the companies in the compensation peer group, as well as evolving market practices, to ensure that it remains informed of current practices when making compensation decisions. This information is one of several factors, including the factors described above, that the compensation committee considers in making its decisions with respect to the compensation of our executive officers.
The compensation committee reviews our compensation peer group at least annually and makes adjustments to its composition as necessary or appropriate, taking into account changes in both our business and the businesses of the companies in the peer group.
Compensation Elements
During 2017, the principal elements of our compensation program for our executive officers, including our named executive officers, consisted of base salary, an annual cash bonus opportunity, and long-term incentive compensation in the form of stock options to purchase shares of our Class A common stock and/or RSU awards that may be settled for shares of our Class A common stock.
Base Salary
Base salary represents the fixed portion of the compensation of our executive officers, including our named executive officers, and is an important element of compensation intended to attract and retain highly-talented individuals.
Generally, we establish the initial base salaries of our executive officers through arm’s-length negotiation at the time we hire the individual executive officer, taking into account his or her position, qualifications, experience, and the base salaries of our other executive officers. Thereafter, the compensation committee reviews the base salaries of our executive officers annually and makes adjustments to base salaries as it determines to be necessary or appropriate.
In December 2016, the compensation committee reviewed the base salaries of our executive officers, including our named executive officers and our CEO, taking into consideration a competitive market analysis prepared by Compensia, the recommendations of our CEO (except with respect to his own base salary), and the other factors described above. In early 2017, our CEO and Chief Technology Officer voluntarily reduced their base salary for 2017 to $1.00, as an acknowledgment of our financial performance in 2016 and of the challenges ahead in 2017.
Following this review, in January 2017, the compensation committee adjusted the base salary of Mr. Missan to $430,000, effective January 1, 2017, to reflect the competitive market and help retain Mr. Missan. The compensation committee did not adjust the base salary of any of our other named executive officers, including our CEO, at that time.
In July 2017, the compensation committee again reviewed the base salaries of our executive officers, including our named executive officers and our CEO, taking into consideration a competitive market analysis prepared by Compensia and the recommendations of our CEO (except with respect to his own base salary), and the other factors described above.
Following this review, in July 2017 the compensation committee decided to adjust the base salaries of Messrs. Missan and Zerella, effective January 1, 2017, to reflect the competitive market and help retain Messrs. Missan and Zerella.
The amount of these adjustments, which in the case of our Chief Financial Officer and General Counsel ranged from 3% to 14% of the 2016 base salaries, respectively, were based on the compensation committee’s objective of ensuring that our executive officers’ base salaries were comparable to and consistent with the base salary levels of executives with commensurate responsibilities at similarly-situated publicly-traded companies. The base salaries of our named executive officers for 2016 and 2017 were as follows:

Named Executive Officer	2016 Base Salary ($)	2017 Base Salary ($)	Percentage Increase
James Park	775,000	1	*
Eric N. Friedman	440,000	1	*
William Zerella	475,000	489,000	3%
Andy Missan	390,000	443,000	14%
Jeff Devine	—	385,000	*
* Not applicable.
These adjusted base salaries were effective January 1, 2017.
The base salaries paid to our named executive officers during 2017 are set forth below in “Executive Compensation—Summary Compensation Table.”
Annual Cash Bonuses
In July 2017, the compensation committee approved an annual cash bonus plan, or the Bonus Plan, to motivate our executive officers, including our named executive officers, to achieve our corporate objectives for the year as reflected in our annual operating plan approved by our board of directors. Under the Bonus Plan, each executive officer’s annual cash bonus was based on the individual executive officer’s target annual cash bonus opportunity and our level of achievement of one or more corporate performance metrics or corporate performance factors. In July 2017, the compensation committee also approved the corporate performance metrics and the formula for 2017 bonus payments under the Bonus Plan.
Target Annual Cash Bonus Opportunities
In July 2017, the compensation committee assessed the target annual cash bonus opportunities for our executive officers, including each of our named executive officers, after taking into consideration a competitive market analysis prepared by Compensia, the recommendations of our CEO, and the other factors described above. Target annual cash bonus opportunities were expressed as a percentage of each executive officer’s base salary (except with respect to our CEO and Chief Technology Officer).
Following this review, the compensation committee decided not to adjust the target annual cash bonus opportunities of our executive officers, including our named executive officers (excluding our CEO and Chief Technology Officer), from the 2016 target annual cash bonus opportunities.
For our CEO and Chief Technology Officer, in light of their voluntary election to reduce their base salaries to $1 each for 2017, the compensation committee decided to express their target annual bonus cash opportunities as a dollar amount, equal to the salary and bonus amount each would have otherwise been eligible for in 2017, putting their entire cash compensation at-risk.
The target annual cash bonus opportunities of our named executive officers for 2017 (excluding our CEO and Chief Technology Officer) were as follows:

Named Executive Officer	2016 Target Annual Cash Bonus Opportunity (as a percentage of base salary)	2017 Target Annual Cash Bonus Opportunity (as a percentage of base salary)
James Park	150%	—
Eric N. Friedman	75%	—
William Zerella	75%	75%
Andy Missan	75%	75%
Jeff Devine	75%	75%

The target annual cash bonus opportunities for our CEO and Chief Technology Officer for 2017 were as follows:

Named Executive Officer	2017 Target Annual Cash Bonus Opportunity ($)
James Park	2,000,000
Eric N. Friedman	796,000
Under the Bonus Plan, actual cash bonus payments to our named executive officers were based solely on the achievement of corporate performance.
Corporate Performance Metrics
In July 2017, the compensation committee selected revenue, “adjusted EBITDA” and certain management-based objectives, or MBOs (related to corporate performance, as described below), as the 2017 corporate performance metrics for purposes of the Bonus Plan. The compensation committee believed that these performance metrics provided a balance among generating revenue, managing our expenses, and growing our business over the long-term, ultimately enhancing stockholder value.
We define “adjusted EBITDA” as net income (loss) adjusted to exclude stock-based compensation expense, depreciation and intangible assets amortization, litigation expense related to matters with Aliphcom, Inc. d/b/a Jawbone, or Jawbone, the impact of the Fitbit Force recall, the impact of our restructuring in 2017, the revaluation of our redeemable convertible preferred stock warrant liability prior to our initial public offering change in contingent consideration, interest income (expense), and income tax expense (benefit). We began excluding Jawbone related litigation expense in the second quarter of 2016 because we do not believe these expenses have a direct correlation to the operations of our business and because of the singular nature of the claims underlying the Jawbone litigation matters.
We use adjusted EBITDA to evaluate our operating performance and trends and make planning decisions. We believe that adjusted EBITDA helps identify underlying trends in our business that could otherwise be masked by the effect of the expenses and other items that we exclude in adjusted EBITDA. In particular, the exclusion of the effect of stock-based compensation expense and certain expenses in calculating adjusted EBITDA can provide a useful measure for period-to-period comparisons of our business. Accordingly, we believe that adjusted EBITDA provides useful information to investors and others in understanding and evaluating our operating results, enhancing the overall understanding of our past performance and future prospects, and allowing for greater transparency with respect to a key financial metric used by our management in its financial and operational decision-making.
The MBOs selected by the compensation committee for 2017 were related to measurable goals around launching and enhancing premium services and meeting revenue goals relating to enterprise health partnerships.
The target levels for the corporate performance metrics were set to reward strong management performance in light of our strategic objectives and the industry and economic conditions and trends at the time the targets were set. The mix of metrics was intended to balance a top line metric (revenue) with a profitability metric (adjusted EBITDA), along with MBOs. The compensation committee believed such a balance would drive the appropriate amount of focus on propelling growth through revenue without detracting from our ultimate performance as a whole.
In July 2017, the compensation committee approved a matrix to determine the company performance factor and resulting payment of annual cash bonuses. Each of the three corporate performance metrics, revenue, adjusted EBITDA, and MBOs were equally and individually weighted. The 2017 bonus matrix was developed with the intent of aligning business expectations with bonus opportunities. For revenue, the target performance level was based on our 2017 annual operating plan, which was reviewed and approved by our board of directors. To recognize that adjusted EBITDA under the 2017 annual operating plan was negative, the compensation committee established a higher target performance level for adjusted EBITDA under our 2017 bonus matrix.

The target performance levels for revenue and adjusted EBITDA were set as follows:

Corporate Performance Metric	Target Performance Level ($)	Bonus Payout (as percentage of target)
Revenue	1,700,000,000	100%
Adjusted EBITDA	2,000,000	100%
The compensation committee established threshold and maximum performance levels, for revenue and MBOs at 75% and 150% of the target performance levels and for adjusted EBITDA at 70% and 150% of the target performance level, respectively.
The compensation committee also established threshold, target and maximum performance levels for each MBO, at 75%, 100% and 150%, respectively. Both premium and enterprise health MBOs were equally and individually weighted.
In accordance with the 2017 bonus matrix, our named executive officers could earn up to a maximum of 150% as a percentage of their target annual cash bonus opportunity, respectively, depending on the specific performance levels for each corporate metric.
Individual Performance
For 2017, there was no individual performance factor for each executive officer, including our CEO, as their awards depended solely on the achievement of the financial and MBO targets (related to corporate performance, as described above) approved by the compensation committee.
2017 Annual Cash Bonus Payments
In early 2018, the compensation committee determined the amounts to be paid under the Bonus Plan for 2017 based on our actual performance for the year with respect to each corporate performance metric, as follows:

Corporate Performance Metric	Performance Measure Weight	Actual Performance Level ($)	Target Performance Level ($)	Achievement Percentage
Revenue	33.3%	1,620,000,000	1,700,000,000	79.5%
Adjusted EBITDA	33.3%	(52,000,000)	2,000,000	87.5%
MBOs
Premium	16.7%	—	—	150%
Enterprise Health	16.7%	—	—	75%
Based on the determination that our 2017 revenue was $1.62 billion, representing an achievement percentage of 79.5%, our adjusted EBITDA was $(52.2) million, representing an achievement percentage of 87.5%, and our premium service and enterprise health MBOs had been satisfied at an achievement percentage of 150% and 75% levels, respectively, the compensation committee determined that the blended corporate performance factor was approximately 93%.

Named Executive Officer	Target Annual Cash Bonus Opportunity (as a percentage of base salary)	Corporate Performance Factor	2017 Actual Annual Cash Bonus ($)	Actual Annual Cash Bonus (as a percentage of base salary)
William Zerella	75%	93%	341,078	70%
Andy Missan	75%	93%	308,993	70%
Jeff Devine	75%	93%	230,280(1)	60%
(1) Actual annual cash bonus was prorated to Mr. Devine’s start date of February 22, 2017.

In determining actual bonus payouts for our CEO and Chief Technology Officer, the compensation committee reduced performance bonuses to 75% of their target bonus for 2017, acknowledging the Company’s market and operational performance. The following cash bonus amounts were approved for our CEO and Chief Technology Officer:

Named Executive Officer	2017 Target Annual Cash Bonus Opportunity ($)	Corporate Performance Factor	Compensation Committee Discretionary Adjustment	2017 Actual Annual Cash Bonus ($)
James Park	2,000,000	93%	75%	1,500,000
Eric Friedman	796,000	93%	75%	597,000
Long-Term Incentive Compensation
The compensation committee believes long-term incentive compensation is an effective means of focusing our executive officers, including our named executive officers, on driving increased stockholder value over a multi-year period, as well as an effective means of retaining our executive officers by providing a meaningful reward to them for appreciation in our stock price and long-term value creation.
We use equity awards in the form of stock options to purchase shares of our Class A common stock and RSU awards that may be settled for shares of our Class A common stock to deliver the annual long-term incentive compensation opportunities to our executive officers, including our named executive officers, and to address special situations as they may arise from time-to-time. The compensation committee believes that stock options, when granted with exercise prices equal to the fair market value of our Class A common stock on the date of grant, provide an appropriate long-term incentive for our executive officers, as stock options reward our executive officers only to the extent that the market price of our Class A common stock increases following the date of grant. The compensation committee also believes that RSU awards allow us to reward our executive officers with long-term stock price appreciation while simultaneously helping us retain our executive officers, as RSUs provide some value to the recipient even if the market price of our Class A common stock declines.
As with all other compensation elements, the compensation committee determines the amount of long-term incentive compensation for our executive officers as part of its annual compensation review. In making long-term incentive compensation decisions, while the compensation committee seeks to provide market-competitive equity award opportunities, it retains the flexibility to respond to and adjust award types and amounts for the evolving business environment. Thus, when exercising its discretion in determining the form and size of actual equity awards, the compensation committee takes into consideration a range of factors, including (but not limited to):

•	the outstanding equity holdings of each executive officer (including the current and future value (i.e., vesting) retention “hold” of such amounts);

•	our available share reserve;

•	our equity “burn rate,” on both an absolute basis and in relation to the companies in our compensation peer group;

•	compensation parity among our executive officers;

•	the compensation practices of our compensation peer groups and the position of each executive officer’s compensation relative to peer company compensation levels;

•	for newly-hired executive officers, an individual’s experience, skill set, expertise, or unique competitive market factors;

•
for incumbent executive officers, an individual’s executive officer’s skills, general experience, experience in position, criticality of his or her position or role, qualifications relative to other similarly-situated executives at the companies in our compensation peer groups, and retention objectives;

•	the scope of each executive officer’s role compared to other similarly-situated executives at the companies in our compensation peer groups;

•
the performance of each individual executive officer, based on a subjective assessment of his or her contributions to our overall performance, ability to lead his or her business unit or function, and work as part of a team, all of which reflect our core values;

•	the relative perceived value of types of equity awards (e.g., stock options versus RSUs) by certain of our executive officers who were offered a choice between types of equity awards; and

•	the recommendation of our CEO (except with respect to his own long-term incentive compensation award).
In March 2017, the compensation committee approved and granted a new hire grant to our Executive Vice President of Operations, in the form of an RSU award, in connection with his employment.
In March 2017, the compensation committee approved and granted long-term incentive compensation to our General Counsel in the form of an RSU award to ensure his retention.
In July 2017, the compensation committee approved long-term incentive compensation to our General Counsel and Executive Vice President of Operations in the form of RSU awards, to our Chief Technology Officer in the form of stock options to purchase shares of our Class A common stock, and to our CEO and Chief Financial Officer in the form of a mix of stock options to purchase shares of our Class A common stock and RSU awards. These awards were subsequently granted in August 2017.
In July 2017, our General Counsel received RSUs in connection with a stock option exchange program, as further described in “—Option Exchange” below.
The compensation committee determined the amount of these equity awards after taking into consideration a competitive market analysis prepared by Compensia, the recommendation of our CEO (except with respect to his own long-term incentive compensation award), and the other factors described above. The mix between the stock options and the RSU awards was set to deliver equal value through both of the equity components as the compensation committee believes this balanced a focus on long-term stock appreciation and retention.
The equity awards granted in 2017 to our named executive officers were as follows:

Named Executive Officer	Stock Option to Purchase Shares of Class A Common Stock (#)(1)	RSU Awards to be Settled for Shares of Class A Common Stock (#)(2)	Aggregate Grant Date Fair Value of Equity Awards ($)
James Park	500,000	200,000	2,124,300
Eric N. Friedman	400,000	—	798,640
William Zerella	250,000	100,000	1,062,150
Andy Missan	—	345,899(3)	2,509,772
Jeff Devine	—	165,000(4)	908,950
(1) With respect to the stock options to purchase shares of our Class A common stock, 1/12th of the total number of shares subject to the stock options vest quarterly beginning on March 15, 2017, subject to continued employment as of each vesting date.

(2)
With respect to the RSU awards granted on August 4, 2017, which may be settled for shares of our Class A common stock, 1/12th of the total number of shares subject to the awards vested and settled on August 4, 2017, an additional 1/12th of the total number of shares subject to the awards vested and settled on September 15, 2017 and quarterly thereafter, subject to continued employment as of each vesting date.

(3) Includes 125,000 shares of RSU grants to Mr. Missan on March 22, 2017 and 125,000 shares on August 4, 2017, which may be settled for shares of our Class A common stock. For the March 22, 2017 grant, 1/12th of the total number of shares subject to the awards vested and settled on March 5, 2017, and an additional 1/12th of the total number of shares subject to the award vests and settles quarterly thereafter, subject to continued employment as of each vesting date. For the August 4, 2017 grant, 1/12th of the total number of shares subject to the awards vested and settled on September 15, 2017, and an additional 1/12th of the total number of shares subject to the award vests and settles quarterly thereafter, subject to continued employment as of each vesting date. Also includes RSU grants to Mr. Missan of 95,899 shares received in connection with Mr. Missan’s participation in the stock option exchange program, as further described in “—Option Exchange” below.
(4) Includes 125,000 shares of RSU grants to Mr. Devine on March 22, 2017 and 40,000 shares on August 4, 2017, which may be settled for shares of our Class A common stock. For the March 22, 2017 grant, 1/3rd of the total number of shares subject to the award vested and settled on March 15, 2018 and an additional 1/12th of the total number of shares subject to the award vests and settles quarterly thereafter, subject to continued employment as of each vesting date. For the August 4, 2017 grant, 1/12th of the total number of shares subject to the awards vested and settled on September 15, 2017, and an additional 1/12th of the total number of shares subject to the award vests and settles quarterly thereafter, subject to continued employment as of each vesting date.
The equity awards granted to our named executive officers in 2017 are set forth below in “—Summary Compensation Table” and “—Grants of Plan-Based Awards Table.”
Health and Welfare Benefits
We have established a tax-qualified Section 401(k) retirement plan for all employees who satisfy certain eligibility requirements, including requirements relating to age. Currently, we do not match contributions made to the plan by our employees, including our executive officers. We intend for the plan to qualify under Section 401(k) of the Internal Revenue Code of 1986, as amended, or the Code, so that contributions by employees to the plan, and income earned on plan contributions, are not taxable to employees until withdrawn from the plan.
In addition, we provide other benefits to our executive officers, including our named executive officers, on the same basis as all of our full-time employees. These benefits include medical, dental and vision benefits, medical and dependent care flexible spending accounts, short-term and long-term disability insurance, accidental death and dismemberment insurance, and basic life insurance coverage.
We design our employee benefits programs to be competitive in relation to the market and affordable to us, as well as compliant with applicable laws and practices. We adjust our employee benefits programs as needed based upon regular monitoring of applicable laws and practices and the competitive market.
Perquisites and Other Personal Benefits
Currently, perquisites or other personal benefits do not make up a significant component of our executive compensation program. Accordingly, with one limited exception in 2017 described in the paragraph below, we did not provide perquisites or other personal benefits to our executive officers, including our named executive officers.
In 2017, we reimbursed Mr. Zerella $20,443 for hotel lodging in San Francisco. In the future, we may provide perquisites or other personal benefits in limited circumstances, such as in situations where we believe it is appropriate to assist an individual in the performance of his or her duties, to make our executive officers more efficient and effective, and for recruitment and retention purposes.
All future practices with respect to perquisites or other personal benefits will be approved and subject to periodic review by the compensation committee.
Employment Arrangements
Currently, we only have employment agreements or offer letters with the following named executive officers: Messrs. Devine, Missan and Zerella. Each of our executive officers is employed on an “at-will” basis, with no fixed term of employment. For additional information on the terms and conditions of the employment arrangements of our named executive officers, see “Offer Letters and Agreements.”

Post-Employment Compensation
We have entered into retention agreements with each of our executive officers, including each of our named executive officers. These agreements provide for payments and benefits upon certain terminations of employment, including a termination of employment following a change in control. For information on these retention agreements, as well as an estimate of the potential payments and benefits payable under these arrangements as of December 31, 2017, see “Potential Payments Upon Termination or Change in Control.”
We believe that having in place reasonable and competitive post-employment compensation arrangements are essential to attracting and retaining highly-qualified executive officers. Our post-employment compensation arrangements are designed to provide reasonable compensation to our executive officers, including our named executive officers, who leave us under certain circumstances to facilitate their transition to new employment.
In determining payment and benefit levels under the various circumstances specified in the retention agreements, the compensation committee has drawn a distinction between a termination of employment for cause, a termination of employment other than for cause, and a termination of employment by an executive officer for good reason (including a termination of employment by the executive officer for good reason in connection with a change in control). Payment in the latter circumstances has been deemed appropriate in light of the benefits to us described below, as well as the likelihood that the executive officer’s departure is due, at least in part, to circumstances not within his or her control. In contrast, we believe that payments are not appropriate in the event of a termination of employment for cause or a voluntary resignation without good reason because such events often reflect either inadequate performance or an affirmative decision by the executive officer to end his relationship with us.
The retention agreements contain certain specified post-employment compensation arrangements in the event of an involuntary termination of employment in connection with a change in control of us. We believe that these arrangements align the interests of management and stockholders when considering our long-term future. The primary purpose of these arrangements is to keep our executive officers focused on pursuing all corporate transaction activity that is in the best interests of stockholders regardless of whether those transactions may result in their own job loss. Reasonable post-acquisition payments and benefits should serve the interests of both the executive officers and our stockholders.
The compensation committee does not consider specific amounts payable under these post-employment compensation arrangements when establishing annual compensation. It does believe, however, that these arrangements are necessary to offer compensation packages that are competitive.
Other Compensation Policies and Practices
Results of Most Recent Non-Binding Advisory Vote on Named Executive Officer Compensation
At our 2016 annual meeting of stockholders, we conducted a non-binding advisory vote on the compensation paid by us to our-then-named executive officers (commonly known as a “say-on-pay” vote) in 2015. Our stockholders approved the 2015 compensation paid by us to our-then-named executive officers, with approximately 99.8% of the votes cast voted in favor of the proposal. The compensation committee took the results of this say-on-pay vote into consideration when making compensation decisions following the 2016 annual meeting of stockholders.
We value the opinions of our stockholders and will continue to consider the outcome of future say-on-pay votes, as well as feedback received throughout the year, when making compensation decisions for our executive officers, including our named executive officers.
Based on the results of a separate non-binding advisory vote on the frequency of future stockholder advisory votes regarding the compensation of our named executive officers conducted at our 2016 annual meeting of stockholders (commonly known as a “say-on-frequency” vote), our board of directors determined that we will hold our say-on-pay votes on a triennial basis. Accordingly, the next say-on-pay vote will take place at our 2019 annual meeting of stockholders.

Compensation Recovery Policy
Currently, we have not implemented a policy regarding retroactive adjustments to any cash or equity-based incentive compensation paid to our executive officers and other employees where the payments were predicated upon the achievement of financial results that were subsequently the subject of a financial restatement. We intend to adopt a general compensation recovery, or clawback, policy covering our annual and long-term incentive award plans and arrangements once the SEC adopts final rules implementing the requirement of Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act.
Policy Prohibiting Pledging or Hedging of Our Equity Securities
In accordance with the terms of our Insider Trading Policy, we prohibit our executive officers and employees and the members of our board of directors from pledging or hedging our securities.
Tax and Accounting Considerations
Deductibility of Executive Compensation
Generally, Section 162(m) of the Code disallows public companies a tax deduction for federal income tax purposes of remuneration in excess of $1 million paid to their chief executive officer and each of the three other most highly-compensated executive officers (other than the chief executive officer and chief financial officer) whose compensation is required to be disclosed to our stockholders under the Exchange Act in any taxable year. Remuneration in excess of $1 million may only be deducted if it is “qualified performance-based compensation” within the meaning of Section 162(m) or qualifies for one of the other exemptions from the deductibility limit. In making compensation decisions, the compensation committee considers the potential effects of Section 162(m) on the compensation paid to the named executive officers.
The compensation committee has not in past years taken the deductibility limit imposed by Section 162(m) into consideration in setting compensation for our executive officers. In approving the amount and form of compensation for our executive officers in the future, however, the compensation committee will consider all elements of the cost to us of providing such compensation, including the potential impact of Section 162(m).
Recent changes to Section 162(m) in connection with the passage of the Tax Cuts and Jobs Act repealed exceptions to the deductibility limit that were previously available for “qualified performance-based compensation,” including stock option grants, effective for taxable years after December 31, 2017. As a result, any compensation paid to certain of our executive officers in excess of $1 million will be non-deductible unless it qualifies for transition relief afforded to compensation payable pursuant to certain binding arrangements in effect on November 2, 2017. We believe that we will be entitled to deductions for non-qualified stock options exercised in 2017 and certain incentive stock options exercised in 2017, as well as RSUs granted prior to April 1, 2015, pursuant to this transition rule. In addition, we believe that compensation expense incurred in respect of the executive bonus plan for fiscal year 2017 will be deductible under Section 162(m) because the bonuses are paid based on the achievement of pre-determined performance goals established by our compensation committee pursuant to our stockholder-approved equity incentive plan (under which our executive bonus plan was adopted) and will continue to be deductible. However, because of uncertainties in the interpretation and implementation of the changes to Section 162(m), including the scope of the transition relief, we can offer no assurance of such deductibility.
The compensation committee will continue to monitor the issue of deductibility of executive compensation, and make adjustments to our executive compensation program to maximize the deductibility of our executive compensation to the extent that it believes such result is consistent with the objectives of individual compensation elements and the best interests of us and our stockholders.

Summary Compensation Table
The following table provides information concerning compensation awarded to, earned by, or paid to each of our named executive officers for 2015, 2016, and 2017.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Stock Option Awards ($)(3)	Non-Equity Incentive Plan Compensation($)(4)	All Other Compensation ($)	Total ($)
James Park,	2017	1	—	1,126,000	998,300	1,500,000	—	3,624,301
President and Chief Executive Officer	2016	838,434	—	1,707,818	1,650,402	—	—	4,196,654
	2015	525,840	—	—	—	1,380,000	—	1,905,840
Eric N. Friedman,	2017	1	—	—	798,640	597,000	—	1,395,641
Chief Technology Officer	2016	476,377	—	916,594	886,565	—	—	2,279,536
	2015	288,340	—	—	—	414,000	—	702,340
William Zerella,	2017	489,840	—	563,000	499,150	341,078	20,443(5)	1,913,511
Chief Financial Officer	2016	478,884	—	537,698	519,549	—	17,273(5)	1,553,404
	2015	340,423	—	—	—	523,250	14,169(5)	877,842
Andy Missan,	2017	448,939	—	2,509,772(6)	—	308,993	—	3,267,704
Executive Vice President and General Counsel	2016	412,027	—	253,526	244,288	—	5,000(7)	914,841
	2015	280,215	—	—	1,113,315	373,175		1,766,705
Jeff Devine,(8)	2017	328,937	—	908,950	—	230,280	—	1,468,167
Executive Vice President of Operations
____________________________________

(1)	In 2017, salary amounts included a one-time payment relating to accrued paid time off.

(2)	The amounts in this column represent bonuses awarded at the discretion of our board of directors.

(3)
The amounts reported in this column represent the aggregate grant date value of each award made to our named executive officers computed in accordance with FASB ASC Topic 718. The assumptions used in calculating the grant date fair value of the stock options or RSUs reported in this column are set forth in Note 8 of the “Notes to Consolidated Financial Statements” included in our Annual Report on Form 10-K for the year ended December 31, 2017 filed on March 1, 2018. These amounts do not reflect the actual economic values realized by our named executive officers, which will vary depending on the performance of our Class A common stock.

(4)
See “—Grants of Plan-Based Award Table” under the column “Estimated Future Payouts Under Non-Equity Incentive Plan Awards” for the amounts our named executive officers were eligible to earn in 2017. See also “—Compensation Discussion and Analysis—Compensation Elements—Annual Cash Bonuses” for a discussion regarding our non-equity incentive plan compensation in 2017.

(5)	The amount reported represents the costs of reimbursement to Mr. Zerella for hotel lodging in San Francisco.

(6)
Includes $1,122,272 of grant date value of RSUs granted as a result of the cancellation of certain stock options exchanged by Mr. Missan in connection with his participation in our 2017 option exchange program, approved by our stockholders in 2017. The $1,122,272 amount is comprised of an incremental stock-based compensation adjustment of $388,976 along with unrecognized stock-based compensation of $733,296 from the exchanged stock options.

(7)	The amount reported reflects an employee referral bonus paid out under our employee referral program.
(8) Mr. Devine joined us in February 2017 and was not a named executive officer prior to 2017.

Option Exchange
In mid-2017, we gave our eligible employees the opportunity to exchange some or all of their outstanding stock options for a lesser number of RSUs settleable for shares of our Class A common stock. We believed that this offer would foster retention of valuable employees, provide a meaningful incentive to them, and better align the interests of employees with the interests of our stockholders to maximize stockholder value. This stock option exchange program was approved by our stockholders at our 2017 annual meeting of stockholders held on May 25, 2017. Only stock options that had an exercise price that was greater than the fair market value of our Class A common stock and Class B common stock on the date following the expiration of the offer were eligible for exchange. Participants in the offer received a RSU representing one share of Class A common stock for every two shares subject to a surrendered eligible stock option. The vesting of the RSUs granted in exchange for surrendered eligible stock options depend on the participant’s continued service with us or our subsidiaries through each applicable vesting date. The RSUs granted in exchange for surrendered eligible stock options generally vest quarterly over the remaining vesting period of the exchanged stock options, provided that any RSUs issued had a minimum vesting period of one year. Therefore, no RSUs were vested when granted, even if the applicable exchanged stock option previously was partially or fully vested.
Employees who were eligible to participate in the exchange were employees of us or our subsidiaries as of the start of the offer and who remained employed with us or any of our subsidiaries through the exchange date. James Park, our President, Chief Executive Officer and Chairman, Eric Friedman, our Chief Technology Officer, Bill Zerella, our Chief Financial Officer, and members of our board of directors were not eligible to participate in the offer. The only named executive officer who participated in the option exchange was our General Counsel, Andy Missan. Mr. Missan exchanged (i)150,000 stock options with a per share exercise price of $7.37, with 1/36th of the shares subject to the stock option vested on March 26, 2017 and 1/36th vesting monthly thereafter and (ii) 41,800 stock options with a per share exercise price of  $13.93, with 1/4th of the shares subject to the stock option vested on March 15, 2017 and 1/16th vesting quarterly thereafter, for the RSUs with the vesting schedules described in footnote 6 under the “—Grants of Plan-Based Awards Table” below.

Grants of Plan-Based Awards Table
The following table provides information concerning each grant of an award made in 2017 for each of our named executive officers under any plan. This information supplements the information about these awards set forth in the Summary Compensation Table.

Name			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares or Stock or Units (#)	All Other Stock Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Share)	Grant Date Fair Value of Stock and Option Awards ($)(2)
	Type of Award	Grant Date	Threshold ($)	Target ($)	Maximum ($)
James Park	Cash	7/20/2017	1,500,000	2,000,000	3,000,000	—	—	—	—
	Stock Option(3)	8/4/2017	—	—	—	—	500,000	5.63	998,300
	RSU(4)	8/4/2017	—	—	—	200,000	—	—	1,126,000
Eric N. Friedman	Cash	7/20/2017	597,000	796,000	1,194,000	—	—	—	—
	Stock Option(3)	8/4/2017	—	—	—	—	400,000	5.63	798,640
William Zerella	Cash	7/20/2017	275,063	366,750	550,125	—	—	—	—
	Stock Option(3)	8/4/2017	—	—	—	—	250,000	5.63	499,150
	RSU(4)	8/4/2017	—	—	—	100,000	—	—	563,000
Andy Missan	Cash	7/20/2017	249,188	332,250	498,375	—	—	—	—
	RSU(5)	3/22/2017	—	—	—	125,000	—	—	683,750
	RSU(6)	7/20/2017	—	—	—	49,828	—	—	560,759
	RSU(6)	7/20/2017	—	—	—	20,900	—	—	269,156
	RSU(6)	7/20/2017	—	—	—	25,171	—	—	292,356
	RSU(4)	8/4/2017	—	—	—	125,000	—	—	703,750
Jeff Devine	Cash	7/20/2017	216,563	288,750	433,125	—	—	—	—
	RSU(7)	3/22/2017	—	—	—	125,000			683,750
	RSU(4)	8/4/2017	—	—	—	40,000	—	—	225,200
____________________________________

(1)
Reflects threshold, target, and maximum target bonus amounts for 2017 performance under the Bonus Plan, as described in “—Compensation Discussion and Analysis—Compensation Elements—Annual Cash Bonuses.” These amounts do not necessarily correspond to the actual amounts that were received by our named executive officers.

(2)
The amounts reported in this column represent the aggregate grant date value of each award computed in accordance with FASB ASC Topic 718. The assumptions used in calculating the grant date fair value of the stock options or RSU awards reported in this column are set forth in Note 8 of the “Notes to Consolidated Financial Statements” included in our Annual Report on Form 10-K for the year ended December 31, 2017 filed on March 1, 2018. These amounts do not reflect the actual economic value realized by our named executive officers, which will vary depending on the performance of our Class A common stock.

(3)
These stock options vest over a three-year period such that 1/12th of the total number of shares subject to the stock option vests quarterly beginning on June 15, 2017, subject to continued service to us through each vesting date. In addition, such stock options are subject to acceleration benefits upon certain qualifying terminations of employment as further described below in “—Potential Payments upon Termination or Change in Control.”

(4)
These RSUs vest over a three-year period such that 1/12th of the total number of shares subject to the award vested on August 4, 2017, an additional 1/12th of the total number of shares subject to the award vested on September 15, 2017 and quarterly thereafter, subject to continued service to us through each vesting date. In addition, such RSU awards are subject to acceleration benefits upon certain qualifying terminations of employment as further described below in “—Potential Payments upon Termination or Change in Control.”

(5)
These RSUs vest over a three-year period such that 1/12th of the total number of shares subject to the award vest quarterly beginning on March 15, 2017, subject to continued service to us through each vesting date. In addition, such RSU awards are subject to acceleration benefits upon certain qualifying terminations of employment as further described below in “—Potential Payments upon Termination or Change in Control.”

(6)
These RSUs, granted as a result of the stock option exchange program, vest over a period of ten quarters such that 1/10th of the total number of shares subject to the award vest quarterly beginning on July 15, 2017, subject to continued service to us through each vesting date. In addition, such RSU awards are subject to acceleration benefits upon certain qualifying terminations of employment as further described below in “—Potential Payments upon Termination or Change in Control.”

(7)
These RSUs vest over a three-year period such that 1/3rd of the total number of shares subject to the award vests on March 15, 2018 and an additional 1/12th of the total number of shares subject to the RSU vests quarterly thereafter, subject to continued service to us through each vesting date. In addition, such RSU awards are subject to acceleration benefits upon certain qualifying terminations of employment as further described below in “—Potential Payments upon Termination or Change in Control.”

Outstanding Equity Awards at Fiscal Year-End Table
The following table provides information concerning the outstanding and unexercised stock options and outstanding RSU awards that have not vested for each named executive officer as of December 31, 2017.

	Option Awards(1)					Stock Awards(1)
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Options (#) Unexercisable	Option Exercise Price ($)(2)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)
James Park	9/27/2011(4)	2,055,180	—	0.06	9/26/2021	—	—
	8/7/2014(5)	2,162,032	1,081,016	3.63	8/6/2024	—	—
	3/15/2016(6)	123,550	158,850	13.93	3/14/2026	—	—
	3/15/2016(7)	—	—	—	—	68,962	393,773
	8/4/2017(10)	125,000	375,000	5.63	8/3/2027	—	—
	8/4/2017(11)	—	—	—	—	150,000	856,500
Eric N. Friedman	9/27/2011(4)	1,435,180	—	0.06	9/26/2021	—	—
	8/7/2014(5)	2,162,032	1,081,016	3.63	8/6/2024	—	—
	3/15/2016(6)	66,369	85,331	13.93	3/14/2026	—	—
	3/15/2016(7)	—	—	—	—	37,012	211,339
	8/4/2017(10)	100,000	300,000	5.63	8/3/2027	—	—
William Zerella	6/10/2014(8)	1,632,172	270,254	2.29	6/9/2024	—	—
	3/15/2016(6)	38,894	50,006	13.93	3/14/2026	—	—
	3/15/2016(7)	—	—	—	—	21,712	123,976
	8/4/2017(10)	62,500	187,500	5.63	8/3/2027	—	—
	8/4/2017(11)	—	—	—	—	75,000	428,250
Andy Missan	3/27/2013(9)	265,175	—	0.28	3/26/2023	—	—
	11/21/2013(9)	91,147	—	1.27	11/20/2023	—	—
	3/15/2016(6)	—	—	—	—	10,237	58,453
	3/22/2017(12)	—	—	—	—	93,750	535,313
	7/20/2017(13)	—	—	—	—	44,845	256,065
	7/20/2017(13)	—	—	—	—	19,000	108,490
	7/20/2017(13)	—	—	—	—	22,883	130,662
	8/4/2017(11)	—	—	—	—	93,750	535,313
Jeff Devine	3/22/2017(14)	—	—	—	—	125,000	713,750
	8/4/2017(11)	—	—	—	—	30,000	171,300
____________________________________

(1)
All of the outstanding equity awards described in this table were granted under our Amended and Restated 2007 Stock Plan, or 2007 Plan, or our 2015 Equity Incentive Plan, or 2015 Plan. In addition, these awards are subject to acceleration benefits upon certain qualifying terminations of employment as described in the section titled “—Potential Payments Upon Termination or Change of Control.”

(2)	Represents the fair market value of a share of our common stock as determined by our board of directors, on the grant date.

(3)
Reflects the fair market value of outstanding RSUs, based on the closing price of our Class A common stock of $5.71 per share, as reported on the New York Stock Exchange on December 29, 2017. These amounts do not correspond to the actual value that may be realized by our named executive officers.

(4)
1/4th of the total number of shares subject to the stock option vested on September 27, 2012 and the remaining shares subject to the stock option vest at a rate of 1/48th of the total number of shares subject to the stock option on each month thereafter, subject to continued service to us through each vesting date.

(5)
1/48th of the total number of shares subject to the stock option vested on May 1, 2015 and the remaining shares subject to the stock option vest at a rate of 1/48th of the total number of shares subject to the stock option on each month thereafter, subject to continued service to us through each vesting date.

(6)
1/4th of the total number of shares subject to the stock option vested on March 15, 2017 and the remaining shares subject to the stock option vest at a rate of 1/16th of the total number of shares subject to the stock option on each quarter thereafter, subject to continued service to us through each vesting date.

(7)
1/4th of the total number of RSUs vested on March 15, 2017 and the remaining shares subject to the RSU award vest at a rate of 1/16th of the total number of shares subject to the RSU award on each quarter thereafter, subject to continued service to us through each vesting date.

(8)
1/4th of the total number of shares subject to the stock option vested on June 9, 2015 and the remaining shares subject to the stock option vest at a rate of 1/48th of the total number of shares subject to the stock option on each month thereafter, subject to continued service to us through each vesting date.

(9)
1/4th of the total number of shares subject to the stock option vested on March 26, 2014 and the remaining shares subject to the stock option vest at a rate of 1/48th of the total number of shares subject to the stock option on each month thereafter, subject to continued service to us through each vesting date.

(10)	The stock option vests as to 1/12th of the total number of shares quarterly starting March 15, 2017, subject to continued service to us through each vesting date.

(11)
1/12th of the total number of RSUs vested on August 4, 2017, an additional 1/12th of the total number of RSUs vested on September 15, 2017, and the remaining shares subject to the RSU vest at a rate of 1/12th of the total number of shares subject to the RSU quarterly thereafter, subject to continued service to us through each vesting date.

(12)	The RSU vests as to 1/12th of the total number of shares quarterly starting March 15, 2017, subject to continued service to us through each vesting date.

(13)
The RSU, granted as a result of the stock option exchange program, vests as to 1/10th of the total number of shares quarterly starting July 15, 2017, subject to continued service to us through each vesting date.

(14)
1/3rd of the total number of RSUs vest on March 15, 2018 and the remaining shares subject to the RSU award vest at a rate of 1/12th of the total number of shares subject to the RSU award on each quarter thereafter, subject to continued service to us through each vesting date.

Stock Option Exercises and Stock Vested Table
The following table presents, for each of our named executive officers, the number of shares of our common stock acquired upon the exercise of stock options or vesting and settlement of RSUs during 2017 and the aggregate value realized upon the exercise of stock options and the vesting and settlement of RSUs.

	Stock Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)(2)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(3)
James Park	—	—	103,638	611,936
Eric N. Friedman	—	—	28,788	164,914
William Zerella	—	—	41,888	258,749
Andy Missan	135,178	795,530	79,634	503,393
Jeff Devine	—	—	10,000	63,934
____________________________________
(1) These values assume that the fair market value of the Class B common stock underlying certain of the stock options, which is not listed or approved for trading on or with any securities exchange or association, is equal to the fair market value of our Class A common stock. Each share of Class B common stock is convertible into one share of Class A common stock at any time at the option of the holder or upon certain transfers of such shares.
(2) The aggregate value realized upon the exercise of a stock option represents the difference between the aggregate market price of the shares of our Class B common stock, assumed to be equal to our Class A common stock as described in footnote (1) above, on the date of exercise and the aggregate exercise price of the stock option.
(3) The aggregate value realized upon the vesting and settlement of an RSU represents the aggregate market value of Class A common stock on the vesting date, which was determined using the closing price on the NYSE of a share of Class A common stock on the date prior to the day of vesting, or if such day is a weekend or holiday, on the immediately preceding trading day. Of the amount shown for Messrs. Park, Friedman, Zerella, Missan, and Devine, $383,240, $101,929, $160,091, $281,447, and $40,067, respectively, represent net proceeds after shares withheld for taxes.

Offer Letters and Employment Agreements
Currently, we only have offer letter agreements with the following named executive officers: Mr. Zerella, Mr. Missan and Mr. Devine. All of our named executive officers, are employed on an at-will basis, with no fixed term of employment. Each of our named executive officers will receive benefits upon certain qualifying terminations of employment as described in the section titled “—Potential Payments upon Termination or Change of Control.”
James Park
As a founder, Mr. Park, our President and Chief Executive Officer, did not enter into an offer letter or any other formal arrangement or understanding with us regarding his employment. We currently have no employment agreement with Mr. Park. Mr. Park is an at-will employee. Mr. Park’s annual base salary as of December 31, 2017 was $1 and his target bonus for 2017 was $2,000,000.
Eric N. Friedman
As a founder, Mr. Friedman, our Chief Technology Officer, did not enter into an offer letter or any other formal arrangement or understanding with us regarding his employment. We currently have no employment agreement with Mr. Friedman. Mr. Friedman is an at-will employee. Mr. Friedman’s annual base salary as of December 31, 2017 was $1 and his target bonus for 2017 was $796,000.
William Zerella
Mr. Zerella, our Chief Financial Officer, is party to an offer letter with us dated April 24, 2014. Mr. Zerella’s annual base salary as of December 31, 2017 was $489,000 and his target bonus for 2017 was $366,750.

Andy Missan
Mr. Missan, our Executive Vice President and General Counsel, is party to an offer letter with us dated March 15, 2013. Mr. Missan’s annual base salary as of December 31, 2017 was $443,000 and his target bonus for 2017 was $332,250.
Jeff Devine
Mr. Devine, our Executive Vice President of Operations, is party to an offer letter with us dated January 26, 2017. Mr. Devine’s annual base salary as of December 31, 2017 was $385,000 and his target bonus for 2017 was $288,750 (pro-rated to his start date).
Potential Payments upon Termination or Change in Control
We entered into retention agreements with each of our executive officers, including our named executive officers, which provide for the following payments and benefits upon a qualifying termination of employment , which means a termination of employment by us without cause or a termination of employment by the executive officer for good reason (as such terms are defined in the retention agreement), outside of a change in control (as such term is defined in the retention agreement) of us in exchange for a customary release of claims:

•	a lump sum severance payment of 12 months of base salary to our President and Chief Executive Officer and nine months to our other executive officers, including our other named executive officers; and

•
payment of premiums for continued medical benefits (or equivalent cash payment if applicable law so requires) for up to 12 months to our President and Chief Executive Officer and up to nine months to our other executive officers, including our other named executive officers.

If the executive officer is subject to a qualifying termination within the three months preceding a change in control (but after a legally binding and definitive agreement for a potential change of control has been executed) or within the 12 months following a change in control, the retention agreements provide the following benefits in exchange for a customary release of claims:

•	a lump sum severance payment of 18 months of base salary to our President and Chief Executive Officer and 12 months to our other executive officers, including our other named executive officers;

•
a lump sum payment equal to the executive officer’s then-current target bonus opportunity, multiplied by a factor of 150% for our President and Chief Executive Officer and 100% for our other executive officers, including our other named executive officers;

•	100% acceleration of any then-unvested equity awards for our executive officers, including our named executive officers; and

•
payment of premiums for continued medical benefits (or equivalent cash payment if applicable law so requires) for up to 18 months to our President and Chief Executive Officer and up to 12 months to our other executive officers, including our other named executive officers.

Each retention agreement is in effect for three years, with automatic three-year renewals unless notice is given by us to the executive officer three months prior to expiration.
The payment and benefits under the retention agreements supersede all other cash severance and vesting acceleration arrangements, except for the stock option awards granted to each of Messrs. Park and Friedman in August 2014, which provide that they will each receive accelerated vesting with respect to 50% of the total number of unvested shares subject to such stock option awards in connection with an involuntary termination (as defined in their respective stock option agreements) of employment 12 months following a change of control (as defined in their respective stock option agreements).

The following table provides information concerning the estimated payments and benefits that would be provided in the circumstances described above for each of our named executive officers. Except where otherwise noted, payments and benefits are estimated assuming that the triggering event took place on December 29, 2017, and the price per share of our Class A common stock is the closing price on the New York Stock Exchange as of December 29, 2017 ($5.71). There can be no assurance that a triggering event would produce the same or similar results as those estimated below if such event occurs on any other date or at any other price, of if any other assumption used to estimate potential payments and benefits is not correct. Due to the number of factors that affect the nature and amount of any potential payments or benefits, any actual payments and benefits may be different.

	Upon Qualifying Termination - No Change in Control				Upon Qualifying Termination - Change in Control
Name	Cash Severance ($)(1)	Continuation of Medical Benefits ($)	Value of Accelerated Vesting ($)(2)	Total ($)	Cash Severance ($)(1)	Bonus Payment ($)(3)	Continuation of Medical Benefits ($)	Value of Accelerated Vesting ($)(2)(4)	Total ($)
James Park	1	9,661	1,137,473	1,147,135	2	3,000,000	14,491	3,525,219	6,539,712
Eric N. Friedman	1	19,467	1,134,473	1,153,941	1	796,000	25,956	2,480,284	3,302,241
William Zerella	366,750	22,576	—	389,326	489,000	366,750	30,101	1,490,602	2,376,453
Andy Missan	332,250	19,891	—	352,141	443,000	332,250	26,521	1,624,295	2,426,066
Jeff Devine	288,750	78	—	288,828	385,000	288,750	104	885,050	1,558,904
____________________________________

(1)	The severance amount related to base salary was determined based on the base salaries in effect on December 31, 2017.

(2)
The value of accelerated vesting is calculated based on the per share closing price of our Class A common stock on the New York Stock Exchange as of December 29, 2017 ($5.71) less, if applicable, the exercise price of each outstanding stock option.

(3)    The bonus payment amount was determined based on target bonus amounts for 2017.

(4)
The value of accelerated vesting is calculated excluding any out-of-the money stock options. 294,187 shares subject to stock options as of December 31, 2017 were excluded of which (i) 158,850 shares were held by Mr. Park, (ii) 85,331 shares were held by Mr. Friedman and (iii) 50,006 shares were held by Mr. Zerella.

Limitations on Liability and Indemnification Matters
Our restated certificate of incorporation contains provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by Delaware law. Consequently, our directors are not personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as directors, except for liability:

•	for any breach of their duty of loyalty to our company or our stockholders;

•	for any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or

•	for any transaction from which they derived an improper personal benefit.
Any amendment to or repeal of these provisions will not eliminate or reduce the effect of these provisions in respect of any act, omission, or claim that occurred or arose prior to that amendment or repeal. If the Delaware General Corporation Law is amended to provide for further limitations on the personal liability of directors of corporations, then the personal liability of our directors will be further limited to the greatest extent permitted by the Delaware General Corporation Law.
 Our restated bylaws provide that we will indemnify, to the fullest extent permitted by law, any person who is or was a party or is threatened to be made a party to any action, suit, or proceeding by reason of the fact that he or she is or was one of our directors or officers or is or was serving at our request as a director or officer of another corporation, partnership, joint venture, trust, or other enterprise. Our restated bylaws provide that we may indemnify to the fullest extent permitted by law any person who is or was a party or is threatened to be made a party to any action, suit, or proceeding by reason of the fact that he or she is or was one of our employees or agents or is or was serving at our request as an employee or agent of another corporation, partnership, joint venture, trust, or other enterprise. Our restated bylaws also provide that we must advance expenses incurred by or on behalf of a director or officer in advance of the final disposition of any action or proceeding, subject to very limited exceptions.
 We have also entered into indemnification agreements with each of our directors and executive officers that are broader than the specific indemnification provisions contained in the Delaware General Corporation Law. These indemnification agreements require us, among other things, to indemnify our directors and executive officers against liabilities that may arise by reason of their status or service. These indemnification agreements also require us to advance all expenses incurred by the directors and executive officers in investigating or defending any such action, suit, or proceeding. We believe that these agreements are necessary to attract and retain qualified individuals to serve as directors and executive officers.
 The limitation of liability and indemnification provisions in our restated certificate of incorporation and restated bylaws or in these indemnification agreements may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and other stockholders. Further, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions.
We have obtained insurance policies under which, subject to the limitations of the policies, coverage is provided to our directors and officers against loss arising from claims made by reason of breach of fiduciary duty or other wrongful acts as a director or officer, including claims relating to public securities matters, and to us with respect to payments that may be made by us to these officers and directors pursuant to our indemnification obligations or otherwise as a matter of law.
Certain of our non-employee directors may, through their relationships with their employers, be insured or indemnified against certain liabilities incurred in their capacity as members of our board of directors.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling our company pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
CEO Pay Ratio
For 2017, the median of the annual total compensation of all employees of our company (other than our CEO) was $160,198 and the annual total compensation of our CEO, James Park, was $3,624,301. Based on this information, for 2017 the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all employees was 23 to 1. This ratio is a reasonable estimate calculated in a manner consistent with SEC rules.
To identify the median of the annual total compensation of all our employees, as well as to determine the annual total compensation of the “median employee,” the methodology and the material assumptions, adjustments and estimates that we used were as follows:

▪	We selected October 1, 2017, as the date upon which we would identify our median employee.

▪
As of October 1, 2017, our employee population consisted of approximately 1,651 individuals, of which 1,299 were in the United States and 352 were outside the United States. In determining our employee population, we considered the employees of our consolidated subsidiaries and all of our worldwide employees other than our CEO, whether employed on a full-time, part-time, temporary or seasonal basis, as of October 1, 2017, except as follows. In reliance on the de minimis exemption in the SEC rules, which permits us to exclude up to 5% of our total employees (1,651 individuals) who are non-U.S. employees, we excluded our 3 employees in India. We did not include any contractors or other non-employee workers in our employee population.

▪
To identify our “median employee” from our employee population, we used base wages for the period from January 1, 2017 through December 31, 2017 (including overtime in the case of non-exempt employees), annual bonuses paid for 2017 and commissions paid for the four fiscal quarters of 2017.

▪	We annualized the compensation of employees who were active as of October 1, 2017, but did not work for us or our consolidated subsidiaries for the entire fiscal year.

▪	Amounts paid in foreign currency were converted into United States dollars using exchange rates in effect as of December 21, 2017. We did not make any cost-of-living adjustment.

▪
With respect to the annual total compensation of the “median employee,” we identified and calculated the elements of such employee’s compensation for 2017 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $160,198.

▪	With respect to the annual total compensation for our CEO, we used the amount reported in the “Total” column of our Summary Compensation Table for Fiscal Year 2017.
Because SEC rules for identifying the median of the annual total compensation of all employees allow companies to adopt a variety of methodologies, apply certain exclusions and make reasonable estimates and assumptions that reflect their employee population and compensation practices, the pay ratio reported by other companies may not be comparable to our pay ratio, as other companies have different employee populations and compensation practices and may have used different methodologies, exclusions, estimates and assumptions in calculating their pay ratios.
Rule 10b5-1 Sales Plans
Certain of our executive officers and directors have adopted written plans, known as Rule 10b5-1 plans, in which they will contract with a broker to buy or sell shares of our common stock on a periodic basis. Under a Rule 10b5-1 plan, a broker executes trades pursuant to parameters established by the director or executive officer when entering into the plan, without further direction from them. The director or executive officer may amend or terminate the plan in specified circumstances. Our executive officers and directors are required to conduct all sale transactions under a Rule 10b5-1 plan.

REPORT OF THE COMPENSATION COMMITTEE
This report of the compensation committee is required by the SEC and, in accordance with the SEC’s rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or under the Exchange Act, except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act or the Exchange Act.
Our compensation committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and based on such review and discussions, the compensation committee recommended to our board of directors that the Compensation Discussion and Analysis be included in this Proxy Statement.
Submitted by the Compensation Committee
Jonathan D. Callaghan (Chair)
Laura Alber
Matthew Bromberg
Bradley Fluegel
Christopher Paisley

EQUITY COMPENSATION PLAN INFORMATION
The following table presents information as of December 31, 2017 with respect to compensation plans under which shares of our Class A common stock or Class B common stock may be issued.

Plan category	Number of securities to be issued upon exercise of outstanding stock options, warrants and rights(#)	Weighted-average exercise price of outstanding stock options, warrants and rights($)(1)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a))(#)
	(a)	(b)	(c)
Equity compensation plans approved by security holders(2)	40,566,439	3.01	12,440,083(3)
Equity compensation plans not approved by security holders(4)	450,000	5.23	—
Total	41,016,439	4.12	12,440,083

_____________________

(1)	The weighted-average exercise price does not reflect the shares that will be issued in connection with the settlement of RSUs, since RSUs have no exercise price.

(2)	Includes our 2007 Plan and 2015 Plan. Excludes purchase rights accruing under our 2015 Employee Stock Purchase Plan or 2015 ESPP.

(3)
There are no shares of common stock available for issuance under our 2007 Plan, but that plan will continue to govern the terms of stock options and RSUs granted thereunder. Any shares of Class B common stock that are subject to outstanding awards under the 2007 Plan that are issuable upon the exercise of stock options that expire or become unexercisable for any reason without having been exercised in full will generally be available for future grant and issuance as shares of Class A common stock under our 2015 Plan. In addition, the number of shares reserved for issuance under our 2015 Plan increased automatically by 11,935,761 on January 1, 2018 and will increase automatically on the first day of January of each of 2019 through 2025 by the number of shares equal to 5% of the total issued and outstanding shares of our Class A common stock and Class B common stock as of the immediately preceding December 31 or a lower number approved by our board of directors. As of December 31, 2017, there were 4,535,125 shares of Class A common stock available for issuance under the 2015 ESPP. The number of shares reserved for issuance under our 2015 ESPP increased automatically by 2,387,152 on January 1, 2018 and will increase automatically on the first day of January of each year during the term of the 2015 ESPP by the number of shares equal to 1% of the total outstanding shares of our Class A common stock and Class B common stock as of the immediately preceding December 31 or a lower number approved by our board of directors.

(4)
On July 10, 2017, the Company issued a warrant to Granite Peak Technologies, LLC, an accredited investor, to purchase 450,000 shares of our Class A common stock. The warrant is exercisable based on service and performance-based conditions and has an exercise price of $5.23 per share and a contractual term of ten years. The Company believes that the issuance and sale of the warrant is exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) thereunder. The recipient of the warrant represented its intentions to acquire the warrant for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were placed upon the warrant issued in this transaction.

RELATED PARTY TRANSACTIONS
Other than the executive officer and director compensation arrangements discussed above under “Executive Compensation” and “Proposal No. 1—Election of Directors—Director Compensation,” respectively, since January 1, 2017, we have not been party to and there are no currently proposed transactions in which:

•	the amount involved exceeds $120,000; and

•
any of our directors, executive officers, or holders of more than 5% of our capital stock, or any immediate family member of or person sharing the household with any of these individuals, had or will have a direct or indirect material interest.

Review, Approval, or Ratification of Transactions with Related Parties
 Our related-person transactions policy and the charter of our audit committee require that any transaction with a related person that must be reported under applicable rules of the SEC must be reviewed and approved or ratified by our audit committee, unless the related party is, or is associated with, a member of that committee, in which event the transaction must be reviewed and approved by another independent body of the board of directors.

REPORT OF THE AUDIT COMMITTEE
The information contained in the following report of our audit committee is not considered to be “soliciting material,” “filed,” or incorporated by reference in any past or future filing by us under the Exchange Act or the Securities Act unless and only to the extent that we specifically incorporate it by reference.
The audit committee has reviewed and discussed with our management and PricewaterhouseCoopers LLP, or PwC, our audited financial statements for the year ended December 31, 2017. The audit committee has also discussed with PricewaterhouseCoopers LLP the matters required to be discussed under the Auditing Standard No. 1301 as adopted by the Public Company Accounting Oversight Board (Communications with Audit Committees).
The audit committee has received and reviewed the written disclosures and the letter from PwC required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with PwC its independence from us.
Based on the review and discussions referred to above, the audit committee recommended to the board of directors that the audited financial statements be included in our annual report on Form 10-K for the year ended December 31, 2017 for filing with the Securities and Exchange Commission.
Submitted by the Audit Committee
Christopher Paisley (Chair)
Glenda Flanagan
Steven Murray

ADDITIONAL INFORMATION
Stockholder Proposals to be Presented at Next Annual Meeting
Our restated bylaws provide that, for stockholder nominations to the board of directors or other proposals to be considered at an annual meeting, the stockholder must give timely notice thereof in writing to the Secretary at Fitbit, Inc., 199 Fremont Street, 14th Floor, San Francisco, CA 94105, Attn: Secretary.
To be timely for our 2019 annual meeting of stockholders, a stockholder’s notice must be delivered to or mailed and received by our Secretary at our principal executive offices not earlier than 5:00 p.m. Pacific Time on February 8, 2019 and not later than 5:00 p.m. Pacific Time on March 10, 2019. A stockholder’s notice to the Secretary must set forth each matter the stockholder proposes to bring before the annual meeting and the information required by our restated bylaws.
Stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act and intended to be presented at our 2019 annual meeting of stockholders must be received by the Secretary no later than December 13, 2018 in order to be considered for inclusion in our proxy materials for that annual meeting.
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires our directors, executive officers and any persons who own more than 10% of our common stock, to file initial reports of ownership and reports of changes in ownership with the SEC. Such persons are required by SEC regulation to furnish us with copies of all Section 16(a) forms that they file. Based solely on our review of the copies of such forms furnished to us and written representations from the directors and executive officers, we believe that all Section 16(a) filing requirements were timely met in 2017 other than late Forms 4 filed by James Park, our CEO, Eric Friedman, our Chief Technology Officer, Andy Missan, our General Counsel, and William Zerella, our Chief Financial Officer, each to report shares withheld for taxes on an RSU release on June 15, 2017; Andy Missan, our General Counsel, to report a same day option exercise and shares sold on June 1, 2017, outstanding stock options cancelled and RSUs granted pursuant to our option exchange program on July 20, 2017, a same day sale option exercise on September 1, 2017; and Jonathan Callaghan, our director, to report sales of shares on May 5 and June 1, 2017.
Available Information
We will mail without charge, upon written request, a copy of our annual report on Form 10-K for the year ended December 31, 2017, including the financial statements and list of exhibits, and any exhibit specifically requested. Requests should be sent to:
Fitbit, Inc.
199 Fremont Street, 14th Floor
San Francisco, California 94105
Attn: Investor Relations

“Householding” — Stockholders Sharing the Same Last Name and Address
The SEC has adopted rules that permit companies and intermediaries (such as brokers) to implement a delivery procedure called “householding.” Under this procedure, multiple stockholders who reside at the same address may receive a single copy of our annual report and proxy materials, including the Notice of Internet Availability, unless the affected stockholder has provided contrary instructions. This procedure reduces printing costs and postage fees, and helps protect the environment as well.

This year, a number of brokers with account holders who are our stockholders will be “householding” our annual report and proxy materials, including the Notice of Internet Availability. A single Notice of Internet Availability and, if applicable, a single set of annual report and other proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. Stockholders may revoke their consent at any time by contacting Broadridge by calling (800) 542-1061 or writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York, 11717.

Upon written or oral request, we will promptly deliver a separate copy of the Notice of Internet Availability and, if applicable, annual report and other proxy materials to any stockholder at a shared address to which a single copy of any of those documents was delivered. To receive a separate copy of the Notice of Internet Availability and, if applicable, annual report and other proxy materials, you may write our Investor Relations department at 199 Fremont Street, 14th Floor, San Francisco, California 94105, Attn: Investor Relations or call (415) 604-4106.
Any stockholders who share the same address and currently receive multiple copies of our Notice of Internet Availability or annual report and other proxy materials who wish to receive only one copy in the future can contact their bank, broker, or other holder of record to request information about householding or our Investor Relations department at the address or telephone number listed above.

OTHER MATTERS
The board of directors does not presently intend to bring any other business before the Annual Meeting and, so far as is known to the board of directors, no matters are to be brought before the Annual Meeting except as specified in the Notice of Annual Meeting of Stockholders. As to any business that may arise and properly come before the Annual Meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/FIT2018**

You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E42910-P05565

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

FITBIT, INC.

The Board of Directors recommends you vote FOR all of the following nominees:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) James Park
02) Eric N. Friedman
03) Laura Alber
04) Matthew Bromberg
05) Glenda Flanagan
06) Bradley Fluegel
07) Steven Murray
08) Christopher Paisley

The Board of Directors recommends you vote FOR the following proposal:

The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned Stockholder(s). **If no direction is made, this proxy will be voted FOR the election of the nominees for the Board of Directors listed in proposal 1 and FOR proposal 2**. If any other matters properly come before the meeting, or if cumulative voting is required, the person named in this proxy will vote in their discretion.

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

E42911-P05565

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
ANNUAL MEETING OF STOCKHOLDERS
May 24, 2018

The stockholder(s) hereby appoint(s) James Park and William Zerella, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Class A and/or Class B Common Stock of Fitbit, Inc. that the stockholders(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 11:00 a.m. (Pacific Time) on May 24, 2018 at www.virtualshareholdermeeting.com/FIT2018 and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR THE BOARD OF DIRECTORS LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR PROPOSAL 2.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

Address Changes/Comments: ______________________________

____

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side